UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

P3 Health Partners Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P3 Health Partners Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders

June 4, 2025
9:00 a.m. (Pacific Time)

P3 HEALTH PARTNERS INC.
2370 Corporate Circle, Suite 300
Henderson, Nevada 89074

April 28, 2025
To Our Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of P3 Health Partners Inc. at 9:00 a.m. Pacific Time, on Wednesday, June 4, 2025. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 3 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

/s/ Aric Coffman, M.D.

Aric Coffman, M.D.
Chief Executive Officer

i

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	12

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	13

Audit Committee Pre-Approval Policy and Procedures	13

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers (“Say-on-Pay Vote”)	14

Recommendation of the Board of Directors	14

Proposal 4: Approval, in accordance with Nasdaq Listing Rule 5635(d), of the issuance of up to 1,428,129 shares of Class A common stock upon the exercise of outstanding Class A common stock warrants held by VBC Growth SPV 4, LLC	15

Recommendation of the Board of Directors	17

EXECUTIVE OFFICERS	18

CORPORATE GOVERNANCE	19

General	19

Board Composition	19

Chicago Pacific Letter Agreement	19

Director Independence	19

Executive Sessions	19

Director Candidates	20

Communications from Stockholders	20

Board Leadership Structure	20

Role of the Board in Risk Oversight	21

Code of Ethics	21

Insider Trading and Anti-Hedging Policy	21

Compensation Committee Interlocks and Insider Information	21

Attendance by Members of the Board of Directors at Meetings	21

COMMITTEES OF THE BOARD	23

Audit Committee	23

Compensation and Nominating Committee	24

EXECUTIVE COMPENSATION	25

Summary Compensation Table	25

Narrative to Summary Compensation Table	26

2024 Salaries	26

2024 Bonuses	26

Equity-Based Compensation	26

Benefits and Perquisites	27

Outstanding Equity Awards at Fiscal Year-End	27

Executive Compensation Arrangements	27

Pay Versus Performance Table	30

Relationship Between Compensation Actually Paid and Financial Performance Measures	32

DIRECTOR COMPENSATION	33

Non-Employee Director Compensation Table	34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35

Delinquent Section 16(a) Reports	38

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	39

Policies and Procedures for Approval of Related Person Transactions	39

Relationships and Transactions with Directors, Executive Officers and Significant Stockholders	39

Transactions in connection with the Business Combinations	39

STOCKHOLDERS’ PROPOSALS	46

OTHER MATTERS	46

SOLICITATION OF PROXIES	46

OUR ANNUAL REPORT ON FORM 10-K	47

P3 HEALTH PARTNERS INC.
2370 Corporate Circle, Suite 300
Henderson, Nevada 89074

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, JUNE 4, 2025

The Annual Meeting of Stockholders (the “Annual Meeting”) of P3 Health Partners Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m. Pacific time on Wednesday, June 4, 2025. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PIII2025 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

●
To elect Sherif Abdou, M.D., Greg Kazarian and Greg Wasson as Class I Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;

●	To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

●	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

●
To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of up to 1,428,129 shares of Class A common stock upon the exercise of outstanding Class A common stock warrants held by VBC Growth SPV 4, LLC; and

●	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our Class A common stock and Class V common stock as of the close of business on April 10, 2025 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting at the Company’s principal place of business, located at 2370 Corporate Circle, Suite 300, Henderson, Nevada 89074. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 4, 2025

This Proxy Statement and our 2024 Annual Report are available at http://www.proxyvote.com/

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. You may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

/s/ Todd M. Smith

Todd M. Smith
Chief Legal and Compliance Officer

Henderson, Nevada
April 28, 2025

 P3 HEALTH PARTNERS INC.
2370 Corporate Circle, Suite 300
Henderson, Nevada 89074

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of P3 Health Partners Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 4, 2025 (the “Annual Meeting”), at 9:00 a.m. Pacific time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PIII2025 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of outstanding shares of our capital stock, composed of Class A common stock, $0.0001 par value per share, and Class V common stock, $0.0001 par value per share (collectively, the “Common Stock”), as of the close of business on April 10, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our Class A common stock and each share of our Class V common stock entitles its holders to one vote per share on all matters presented to our stockholders generally.

On April 11, 2025, we effectuated a 1-for-50 reverse stock split of the Company’s issued and outstanding Common Stock (the “Reverse Stock Split”). All share and per share information presented in this Proxy Statement has been retroactively adjusted to reflect the Reverse Stock Split, unless otherwise indicated.

As of the Record Date and as adjusted for the Reverse Stock Split, there were [                  ] shares of Class A common stock and [                               ] shares of Class V common stock outstanding and entitled to vote at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2024 (the “2024 Annual Report”) will be released on or about April 28, 2025 to our stockholders on the Record Date.

In this proxy statement, “P3”, “Company”, “we”, “us”, and “our” refer to P3 Health Partners Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 4, 2025

This Proxy Statement and our 2024 Annual Report are available at http://www.proxyvote.com/

Proposals

At the Annual Meeting, our stockholders will be asked:

●
To elect Sherif Abdou, M.D., Greg Kazarian and Greg Wasson as Class I Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;

●	To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

●	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

●
To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of up to 1,428,129 shares of Class A common stock upon the exercise of outstanding Class A common stock warrants held by VBC Growth SPV 4, LLC; and

●	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holder named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:

●	FOR the election of Sherif Abdou, M.D., Greg Kazarian and Greg Wasson as Class I Directors;

●	FOR the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

●	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and

●
FOR the approval, in accordance with Nasdaq Listing Rule 5635(d), of the issuance of up to 1,428,129 shares of Class A common stock upon the exercise of outstanding Class A common stock warrants held by VBC Growth SPV 4, LLC.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holder named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because P3’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Printed Copies of Our Proxy Materials. Instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 10, 2025. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of our Class A common stock and each outstanding share of our Class V common stock is entitled to one vote for all matters before the Annual Meeting. Holders of Class A common stock and holders of Class V common stock vote together as a single class on any matter (including the election of directors) that is submitted to a vote of our stockholders, unless otherwise required by law or our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). At the close of business on the Record Date and as adjusted for the Reverse Stock Split, there were [                         ] shares of Class A common stock and [                      ] shares of Class V common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in their name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority of the voting power of the Common Stock outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

You may attend the Annual Meeting online only if you are a P3 stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/PIII2025. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions. The meeting webcast will begin promptly at 9:00 a.m. Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific time, 15 minutes prior to the meeting start time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws (the “Bylaws”) to adjourn the meeting, without the vote of stockholders. The affirmative vote of a majority of the voting power of the outstanding shares of Common Stock entitled to vote thereon, present in person or represented by proxy, may also adjourn the meeting until a quorum is present or represented.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

●	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;

●	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

●	by Mail—You can vote by mail by signing, dating and mailing the proxy card; or

●
Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time on June 3, 2025. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

●	by submitting a duly executed proxy bearing a later date;

●	by granting a subsequent proxy through the Internet or telephone;

●	by giving written notice of revocation to the Secretary of P3 prior to or at the Annual Meeting; or

●	by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holder named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

We are pleased to use a virtual meeting format, which provides expanded access, improved communication, and cost savings for our stockholders and for the Company and also helps to support the health and well-being of our partners, employees and stockholders. The virtual Annual Meeting is accessible on any internet-connected device and stockholders will be able to submit questions and comments and to vote online during the Annual Meeting. We believe these benefits of a virtual meeting are in the best interests of our stockholders and a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/PIII2025. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/PIII2025.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, for 15 minutes after the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

●	irrelevant to the business of the Company or to the business of the Annual Meeting;

●	related to material non-public information of the Company;

●	related to any pending, threatened or ongoing litigation;

●	related to personal grievances;

●	derogatory references to individuals or that are otherwise in bad taste;

●	substantially repetitious of questions already made by another stockholder;

●	in excess of the two question limit;

●	in furtherance of the stockholder’s personal or business interests; or

●	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes).	Abstentions will have no effect and there are no broker non-votes on routine matters.

Proposal 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect.

Proposal 4: Approval, in accordance with Nasdaq Listing Rule 5635(d), of the issuance of up to 1,428,129 shares of Class A common stock upon the exercise of outstanding Class A common stock warrants held by VBC Growth SPV 4, LLC
	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors (Proposal 1), or an “abstention,” in the case of the other proposals before the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on Proposal 1. Abstentions have no effect on Proposals 2, 3 or 4.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. Broker non-votes are counted as present and entitled to vote for purposes of determing quorum. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm (Proposal 2), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters. Proposals 1, 3 and 4 are non-routine matters and brokers may not vote on such proposals without instruction from the beneficial owner. As Proposal 2 is considered a “routine” matter and brokers may vote on this proposal without instruction from the beneficial owner, there will not be any broker non-votes with respect to Proposal 2.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

At the Annual Meeting, three (3) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2028 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

We currently have nine (9) directors on our Board. Our current Class I Directors are Sherif Abdou, M.D., Greg Kazarian and Greg Wasson. The Board has nominated Sherif Abdou, M.D., Greg Kazarian and Greg Wasson for election as Class I Directors at the Annual Meeting.

As set forth in our Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose current term will expire at the Annual Meeting, and if elected at the Annual Meeting, whose subsequent term will expire at the 2028 Annual Meeting of Stockholders; Class II, whose current term will expire at the 2026 Annual Meeting of Stockholders; and Class III, whose current term will expire at the 2027 Annual Meeting of Stockholders. The current Class I Directors are Sherif Abdou, M.D., Greg Kazarian and Greg Wasson; the current Class II Directors are Amir Bacchus, M.D., Mark Thierer and Lawrence B. Leisure; and the current Class III Directors are Jeffrey G. Park, Thomas E. Price, M.D. and Mary Tolan.

Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed from time to time by a resolution adopted by a majority of the Whole Board of Directors (as defined in our Bylaws). Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company. Our directors may be removed only for cause by the affirmative vote of the holders of a majority of our outstanding voting stock entitled to vote in the election of directors.

If you submit a proxy but do not indicate any voting instructions, the person named as proxy will vote the shares of Common Stock represented thereby for the election as Class I Directors of the persons whose names and biographies appear below. In the event that any of Sherif Abdou, M.D., Greg Kazarian or Greg Wasson should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that any of Sherif Abdou, M.D., Greg Kazarian or Greg Wasson will be unable to serve if elected. Each of Sherif Abdou, M.D., Greg Kazarian and Greg Wasson has consented to being named in this proxy statement and to serve if elected.

Vote required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the below Class I Director nominees.

Nominees For Class I Director (terms to expire at the 2028 Annual Meeting)

The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with P3
Sherif Abdou, M.D.	64	2017	Vice Chair of the Board
Greg Kazarian	63	2017	Director
Greg Wasson	66	2020	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee for election at the 2025 Annual Meeting are as follows:

Sherif Abdou, M.D.

Sherif Abdou, M.D. is a co-founder of P3 and served as P3’s Chief Executive Officer from 2017 until 2024.  He has served on the P3 Health Group Holdings, LLC (“Legacy P3”) Board of Managers since 2017 and as a director of the Company since December 2021. He was appointed as Vice Chairperson of the Board in May 2024.  Dr. Abdou served as Chief Executive Officer of P3 Health Group from 2015 to 2017. Dr. Abdou received a Bachelor of Medicine and Surgery degree from Mansoura University and a Master of Medical Management degree from the University of Southern California. Dr. Abdou was selected to serve on our board of directors for his experience in the healthcare industry, his role as one of P3’s founders and his service as P3’s Chief Executive Officer.

Greg Kazarian

Greg Kazarian has served as a director of the Company since December 2021 and on the Legacy P3 Board of Managers since May 2017. Mr. Kazarian has served as an Operating Partner of Chicago Pacific Founders, a private equity fund focused exclusively on healthcare services and senior living, since 2014. Mr. Kazarian has served as a director of Recovery Ways Holdings, LLC, a provider of addiction treatment and mental health care in Salt Lake City, Utah, since July 2014, and as a director of CPF Outpatient Holdings, LLC, an owner and operator of a family of outpatient behavioral health providers that operate in Texas, Idaho, Washington and Nevada, since October 2020. Mr. Kazarian was one of the four Executive Officers of Accretive Health (now R1 RCM, Inc. (Nasdaq: RCM)), a provider of comprehensive end-to-end healthcare revenue-cycle management services and population health management services infrastructure. Mr. Kazarian served in a variety of roles during his tenure at Accretive Health including General Counsel, Head of the Physician Advisory Services Business, and Senior Vice President of Operations with P&L responsibility for one third of the Company’s revenue cycle business. Prior to joining Accretive Health, Mr. Kazarian was a partner at Pedersen and Houpt in Chicago, where he spent 16 years representing mid-sized growth companies. Mr. Kazarian received his law degree and his Bachelor of Science degree in Biophysics from the University of Illinois. Mr. Kazarian was selected to serve on our board of directors for his experience as an executive in the healthcare services industry and his investing experience.

Greg Wasson

Greg Wasson has served as a director of P3 Health Partners Inc. and its predecessor, Foresight Acquisition Corp (“Foresight”), since November 2020. Mr. Wasson has served as President and Founder of his own family office, Wasson Enterprise, since 2016. Wasson Enterprise’s focus is to partner with entrepreneurs and operators to build sustainable, high-growth businesses that do well by doing good. As the former President and CEO of Walgreens Boots Alliance, Inc., Mr. Wasson has extensive global operational and management experience, as well as extensive knowledge of the retail and healthcare industries. Mr. Wasson attended Purdue University’s School of Pharmacy, receiving his pharmacy degree in 1981. Before his senior year, he was invited to become one of the first pharmacy services interns in Walgreens’ corporate offices-an opportunity that led to his being hired by Walgreens upon graduation and that changed the course of his future career. Mentored by many company leaders through the years, together with his outstanding performance in positions of increasing responsibility, Mr. Wasson served Walgreens for 34 years. As Walgreens CEO, Mr. Wasson led the Fortune 35 company to record fiscal 2014 sales of $76.4 billion. He is credited with creating significant financial and shareholder value, initiating and completing transformative mergers and investments, leading complex organizational and structural change, assembling a diverse and high- performance senior leadership team, and establishing Walgreens’ position as an industry leader. Before retiring from Walgreens, Mr. Wasson had transformed an iconic 114-year-old domestic company into the first global pharmacy-led, health, well-being and beauty enterprise via the successful merger with European-based Alliance Boots to create Walgreens Boots Alliance, Inc. Mr. Wasson currently serves on the Board of Directors of OptimizeRx Corp. (Nasdaq: OPRX), a position he has held since August 2020. Mr. Wasson also served on the Board of Directors of PNC Financial Services Group, Inc. (NYSE: PNC) from July 2015 to October 2018 and Verizon Communications Inc. (NYSE: VZ) from February 2013 to October 2018. Mr. Wasson was selected to serve on our board of directors for his deep experience as an executive in the healthcare services industry and broad industry relationships.

Continuing members of the Board of Directors:

Class II Directors (terms to expire at the 2026 Annual Meeting)

The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with P3
Amir Bacchus, M.D.	61	2017	Chief Medical Officer and Director
Mark Thierer	65	2021	Chair of the Board
Lawrence B. Leisure	74	2021	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Amir Bacchus, M.D.

Amir Bacchus, M.D. is a co-founder of P3 and has served as P3’s Chief Medical Officer and on the Legacy P3 Board of Managers since 2017 and as a director of the Company since December 2021. Dr. Bacchus served as Chief Medical Officer of P3 Health Group from 2015 to 2017. Dr. Bacchus served as a director of the University of Nevada, Las Vegas-School of Medicine Advisory Board, a position he held from 2014 to 2020. Dr. Bacchus received a Bachelor of Arts degree from California State University, Northridge, a Doctor of Medicine from Wayne State University School of Medicine and an MBA from the University of Nevada, Las Vegas. Dr. Bacchus was selected to serve on our board of directors for his experience in the healthcare industry, his role as one of P3’s founders and his service as P3’s Chief Medical Officer.

Mark Thierer

Mark Thierer has served as a director of the Company since December 2021 and an advisor to Foresight Acquisition Corp. since October 2020. Mr. Thierer currently serves as the managing partner of the investment firm he formed, AssetBlue Investment Group, a position he has held since June 2017. From October 2017 through February 2018, Mr. Thierer also served as the interim Chief Executive Officer of Dentsply Sirona Inc. (Nasdaq: XRAY), a manufacturer of dental implants. Mr. Thierer was Chief Executive Officer of OptumRx, a pharmacy care services company, from July 2015 until September 2017. He previously served as chairman and Chief Executive Officer of Catamaran Corporation (Nasdaq: CTRX), one of the nation’s largest pharmacy benefit management companies, from March 2011 until it combined with OptumRx in 2015. Mr. Thierer has experience as a Chief Executive Officer leading a national pharmacy benefit and healthcare information technology solutions company. His skills include strategy and business development, technology, finance and marketing. He brings valuable leadership experience and knowledge of operations and the day-to-day management of a national corporation. Mr. Thierer also has experience in the structuring and execution of strategic corporate transactions, including mergers and acquisitions. Mr. Thierer served as a member of the board of directors of Discover Financial Services (NYSE: DFS) from 2013 until 2024 and Senior Connect Acquisition Corp. (Nasdaq: SNRH) from 2021 until 2023. Mr. Thierer received a BS in Finance from the University of Minnesota and an MBA from Nova Southeastern University. Mr. Thierer also holds the designation of CEBS (Certified Employee Benefits Specialist) from The Wharton School of the University of Pennsylvania. Mr. Thierer was selected to serve on our board of directors for his extensive experience in both the financial and healthcare sectors.

Lawrence B. Leisure

Lawrence B. Leisure has served as a director of the Company since December 2021 and on the Legacy P3 Board of Managers since April 2017. Mr. Leisure co-founded and has served as a Managing Partner of Chicago Pacific Founders since 2014. Mr. Leisure currently serves as a director of BioIntelliSense, a position he has held since January 2019, and as a manager of Recovery Ways Holdings, a position he has held since July 2014. Mr. Leisure serves as a manager of Chicago Pacific Capital, L.P., a position he has held since July 2014, a manager of Chicago Pacific Founders UGP I, a position he has held since July 2014, a manager of Chicago Pacific Founders UPP II, a position he has held since June 2019, a manager of Wellbe Senior Medical, LLC, a position he has held since March 2019, a manager of Impact Advisors Holdings, LLC, a position he has held since December 2019, and a manager of Allymar Health Solutions, LLC, a position he has held since March 2021. Mr. Leisure also served as a manager of FEMG Holdings, LLC, from August 2018 to July 2021. He also serves on the board of IrsVision, and Cahrus Technologies, both early-stage startup companies. From a not-for-profit perspective, he is a Senior Advisor to the Byers Center for BIODESIGN at Stanford University, a member of the Board of Advisors of the UCLA Anderson School of Management, and Chair of the Advisory Board of the UCSF Rosenman Institute. Mr. Leisure received a Bachelor of Arts degree from Stanford University and an MBA degree from the University of California, Los Angeles. Mr. Leisure was selected to serve on our board of directors for his deep experience in value-based healthcare delivery models and broad industry relationships.

Class III Directors (terms to expire at the 2027 Annual Meeting)

Name	Age	Served as a Director Since	Position with P3
Jeffrey G. Park	53	2021	Director
Thomas E. Price, M.D.	70	2018	Director
Mary Tolan	64	2017	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Jeffrey G. Park

Jeffrey G. Park has served as a director of the Company since December 2021. Since November 2023, Mr. Park has been the President of Waltz Health, a digital health company that is helping patients and payers reduce the cost of prescription drugs. Mr. Park served from April 2019 to May 2022 as the Chairman and Chief Executive Officer of WellDyne Inc., an independent pharmacy benefits manager, and since October 2019 as a director of Progyny (NASDAQ: PGNY). From January 2018 until May 2018, he was the Interim Chief Executive Officer of Diplomat Pharmacy, Inc., or Diplomat (NYSE: DPLO), a provider of specialty pharmacy services. Additionally, from June 2017 to February 2019, he served on the board of directors of Diplomat. Prior to that, from July 2015 until July 2016, he was the Chief Operating Officer of OptumRX, the entity resulting from the merger of Catamaran Corporation, or Catamaran, and OptumRX, UnitedHealthcare Group’s free-standing pharmacy care services business. Before the merger, from March 2014 until July 2015, he was Catamaran’s Executive Vice President, Operations, and previously served as Catamaran’s Chief Financial Officer, beginning in 2006. Mr. Park holds a B.S. in Accounting from Brock University. Mr. Park was selected to serve on our Board for his extensive leadership experience in the pharmaceutical industry.

Thomas E. Price, M.D.

Thomas E. Price, M.D. has served as a director of the Company since December 2021 and on the Legacy P3 Board of Managers since January 2018. Dr. Price currently serves as a director of Triumph Orthopedics, LLC, a position he has held since 2021, a sole director of HealthWiseFirst, LLC, a position he has held since 2018, a director of Association Health Plans of America, LLC, a position he has held since 2018, a director of Transformation Care Network, LLC, a position he has held since 2020, a director of Botanicals Sciences, LLC, a position he has held since 2020, and a director of Capital Ministries (non-profit), a position he has held since 2018. Dr. Price entered private medical practice in 1984, returned to Emory University as an assistant professor of orthopedic surgery in 2002 and subsequently served as director of the orthopedic clinic at Atlanta’s Grady Memorial Hospital. Dr. Price served in the US House of Representatives from Georgia’s 6th district from 2005 to 2017, during which time he served as Chair of the House Budget Committee from 2015 to 2017. In February 2017, he was confirmed by the Senate as the United States Secretary of Health and Human Services (HHS) and remained in that position until September 2017. Currently, Dr. Price serves on the boards of several privately held health care companies and non-profits as well as consulting and advising companies. Dr. Price holds Bachelor’s and Doctor of Medicine degrees from the University of Michigan. He completed his residency at Emory University and was in private orthopedic practice from 1984 to 2004. Dr. Price was selected to serve on our board of directors for his extensive experience in public service and medical practice that bring a deep perspective on P3’s business.

Mary Tolan

Mary Tolan has served as a director of the Company since December 2021 and on the Legacy P3 Board of Managers since April 2017. Ms. Tolan co-founded and has served as a Managing Partner of Chicago Pacific Founders, a private equity fund focused exclusively on healthcare services, technology and healthcare real estate, since 2014. Previously, Ms. Tolan was founder of Accretive Health (now R1 RCM, Inc. (NASDAQ: RCM)), a provider of comprehensive end-to-end healthcare revenue-cycle management services and population health management services infrastructure. Ms. Tolan served as that company’s Chief Executive Officer from November 2003 to April 2013 and served as a member of the board of Accretive Health until November 2013. Prior to founding Accretive Health, Ms. Tolan was a Group Chief Executive at Accenture, the global management consulting, technology services, and outsourcing company. Ms. Tolan currently serves as a director of a number of private companies in the healthcare arena including Tredence, Inc., Pinnacle Dermatology Holdings LLC, WellBe Senior Medical, LLC and Impact Advisors Holdings, LLC. Ms. Tolan serves on the Board of Trustees for the University of Chicago. Ms. Tolan received a Bachelor of Business Administration degree from Loyola University and an MBA from the University of Chicago. Ms. Tolan was selected to serve on our Board for her experience as an executive in the healthcare services industry and her investing experience.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting.

BDO also served as our independent registered public accounting firm for the fiscal year ended December 31, 2024. Neither BDO nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of BDO is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Although ratification of our appointment of BDO is not required by our Bylaws or otherwise, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. In the event that the appointment of BDO is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2026. Even if the appointment of BDO is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of BDO, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of BDO USA, P.C. as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2025.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by the applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Jeffrey G. Park (Chair)
Thomas E. Price
Greg Wasson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees billed to us by BDO, our independent registered public accounting firm, for services rendered in connection with the years ended December 31, 2024 and 2023:

Fee Category	2024	2023
Audit Fees(1)	$2,236,000	$2,863,300
Audit-Related Fees(2)	$729,000	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,965,000	$2,863,300
(1)
Audit fees consist of billed and unbilled fees associated with the audit of our annual consolidated financial statements and internal control over financial reporting included in our Annual Report on Form 10-K, review of our interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits, and comfort letter procedures and consents issued for registration statements.

(2)
Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under audit fees.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage our independent auditor to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent auditor has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit services, other than with respect to the annual audit of the Company’s consolidated financial statements, and other services on behalf of the Audit Committee. To the extent that the Audit Committee pre-approves any services under its general pre-approval policy, pre-approved fee levels or budgeted amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee may review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by the independent auditor without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the Pre-Approval Policy was adopted.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers (“Say-on-Pay Vote”)

As required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders may vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay Vote,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

We encourage you to carefully review the “Executive Compensation” section of this Proxy Statement for additional details on the Company’s executive compensation for the fiscal year ended December 31, 2024.

As an advisory approval, this proposal is not binding upon us or our Board. However, the Compensation and Nominating Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation and Nominating Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our stockholders to vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion.

Vote Required

This proposal requires the approval of the affirmative vote of the majority of the votes cast. Abstentions and broker non-votes will have no effect on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion.

Proposal 4: Approval, in accordance with Nasdaq Listing Rule 5635(d), of the issuance of up to 1,428,129 shares of Class A common stock upon the exercise of outstanding Class A common stock warrants held by VBC Growth SPV 4, LLC

The Company is asking stockholders to approve the issuance of up to 1,428,129 shares of Class A common stock (as adjusted for the Reverse Stock Split) upon the exercise of outstanding Class A common stock warrants held by VBC Growth SPV 4, LLC (“VBC 4”), for purposes of Nasdaq Listing Rule 5635(d), as described in more detail below.

General Background of the 2025 Financing

On February 13, 2025, P3 Health Group, LLC (“P3 LLC”), our subsidiary, entered into a financing transaction with VBC 4, consisting of an unsecured promissory note (the “Promissory Note”) and warrants (the “VBC 4 Warrants”) to purchase up to 1,428,129 shares of Class A Common Stock (the “2025 Financing”). VBC 4 is a Delaware limited liability company managed by Chicago Pacific Founders GP III, L.P. (“CPF GP III”), an affiliate of the principal stockholder of the Company. The entry into the Promissory Note and the issuance of the Warrants was approved by a committee of independent, disinterested directors of the Company.

VBC 4 Promissory Note

The Promissory Note was issued by P3 LLC to VBC 4 on February 13, 2025, and provided for funding of up to $30.0 million, available for draw by P3 LLC in two tranches, as follows: (i) a first tranche of $15.0 million available to P3 LLC on February 13, 2025, and (ii) a second tranche of up to $15.0 million available at the Company’s sole option in a single draw, which was drawn on March 14, 2025. The maturity date of the Promissory Note is August 13, 2028. Interest is payable at 19.5% per annum on a quarterly cycle (in arrears) beginning March 31, 2025. P3 LLC may elect to pay interest 11.5% in kind and 8.0% in cash, but if the terms of the Subordination Agreement (as defined below) do not permit P3 LLC to pay interest in cash, interest will be paid entirely in-kind. The Promissory Note may be prepaid, at our option, either in whole or in part, without penalty or premium, at any time and from time to time, subject to the payment of the back-end fee described below; provided that prepayments must be in increments of at least $1.5 million. The Promissory Note provides for mandatory prepayments with the proceeds of certain asset sales, and VBC 4 has the right to demand payment in full upon (i) a “Change of Control” of the Company and (ii) certain “Qualified Financings” (each, as defined in the Promissory Note).

The Promissory Note restricts P3 LLC’s ability and the ability of its subsidiaries to, among other things, incur indebtedness and liens, and make investments and restricted payments. The maturity date may be accelerated as a remedy under certain default provisions in the Promissory Note, or in the event a mandatory prepayment event occurs.

Pursuant to the Promissory Note, P3 LLC paid VBC 4 on February 13, 2025 an up-front fee of 1.5% of $30.0 million, the maximum draw amount. In addition, P3 LLC will pay VBC 4 a back-end fee at the time the loans issued under the Promissory Note are repaid as follows: (i) if repaid prior to March 31, 2025, 2.25% of the aggregate principal amount of the loans advanced to P3 LLC on or prior to such date; (ii) if repaid from April 1, 2025 through June 30, 2025, 4.5% of the aggregate principal amount of the loans advanced to P3 LLC on or prior to such date; (iii) if repaid from July 1, 2025 through September 30, 2025, 6.75% of the aggregate principal amount of the loans advanced to P3 LLC on or prior to such date; and (iv) if repaid on October 1, 2025 or later, 9.0% of the aggregate principal amount of the loans advanced to P3 LLC on or prior to such date.

VBC 4 Warrants

In connection with the Promissory Note, on February 13, 2025, we, P3 LLC and VBC 4 entered into a Warrant Agreement (the “Warrant Agreement”). Pursuant to the Warrant Agreement, P3 LLC issued the VBC 4 Warrants to VBC 4 to purchase 1,428,129 shares of our Class A common stock, at an exercise price of $[              ] per share (as adjusted for the Reverse Stock Split). Each VBC 4 Warrant will be exercisable only following stockholder approval of the issuance of the shares of Common Stock underlying the VBC 4 Warrants pursuant to Nasdaq Listing Rule 5635(d).  We have agreed to use our reasonable best efforts to obtain such stockholder approval at this Annual Meeting. If we do not obtain such stockholder approval at this Annual Meeting, we have agreed to call up to three special meetings of our stockholders every six months thereafter (which may also be an annual meeting of stockholders) to seek such stockholder approval until the earliest of (x) the date such stockholder approval is obtained and (y) December 31, 2026.

The VBC 4 Warrants provide that VBC 4 shall not be entitled to exercise the VBC 4 Warrant for a number of shares in excess of that number which, upon giving effect to such exercise, would result in (i) the aggregate number of shares beneficially owned by VBC 4, its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with VBC 4’s for purposes of Section 13(d) of the Exchange Act exceeding 49.99% of the total number of issued and outstanding shares of Common Stock following such exercise, or (ii) the combined voting power of our securities beneficially owned by VBC 4, its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with VBC 4’s for purposes of Section 13(d) of the Exchange Act exceeding 49.99% of the combined voting power of all of our securities then outstanding following such exercise.

The number of shares of Class A common stock for which the VBC 4 Warrants are exercisable and the exercise price may be adjusted upon any event involving subdivisions, certain Fundamental Transactions (as defined in the Warrant Agreement), combinations, distributions, recapitalizations and like transactions. Pursuant to the Warrant Agreement, the VBC 4 Warrants and the right to purchase shares of Common Stock upon the exercise of the VBC 4 Warrants will terminate on February 13, 2032.

VBC 4 Subordination Agreement

In connection with the Promissory Note and VBC 4 Warrants, P3 LLC entered into a subordination agreement, pursuant to which VBC 4 agreed to subordinate its right of payment under the Promissory Note to the right of payment and security interests of the lenders under P3 LLC’s existing term loan facility. The terms of the subordination agreement will effectively require P3 LLC to pay all interest under the Promissory Note in-kind.

Amendment to Term Loan Agreement

In connection with the transactions described above, on February 13, 2025, P3 LLC entered into the Seventh Amendment to that certain Term Loan Agreement, dated as of November 19, 2020, by and among P3 LLC, as borrower, the subsidiary guarantors party thereto, the lenders party thereto and CRG Servicing LLC, as administrative agent and collateral agent, pursuant to which P3 LLC’s issuance of the Promissory Note and the entry into the subordination agreement were permitted.

For further information regarding the 2025 Financing and the terms of the VBC 4 Warrants, please refer to our Current Report on Form 8-K filed with the SEC on February 18, 2025. The discussion herein relating to the VBC 4 Warrants is qualified in its entirety by reference to the VBC 4 Warrants filed as an exhibit to such Form 8-K.

The Nasdaq Stockholder Approval Rule

The Company’s Common Stock is listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq Listing Rules.

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, in each case, at a price that is less than the “Minimum Price.” The Minimum Price is the lower of (1) the Nasdaq official closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement or (2) the average Nasdaq official closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

We are asking stockholders to approve the issuance of up to 1,428,129 shares of Class A common stock issuable upon the exercise of the outstanding VBC 4 Warrants in order to comply with Nasdaq Listing Rule 5635(d).

Adverse Effects of Approval of this Proposal

The approval of this proposal will result in holders of VBC 4 Warrants being able to exercise such warrants, although such holders will have no obligation to do so. The full exercise of the VBC 4 Warrants would result in the issuance of 1,428,129 additional shares of our Class A common stock, which would dilute the ownership interest of our existing stockholders. The exercise of VBC 4 Warrants and/or the sale of Class A common stock received upon such exercise in the open market could materially and adversely affect the market price of our Class A common stock.

Factors Considered by the Board in its Recommendation

After careful consideration at the time of the 2025 Financing, our Board determined that the 2025 Financing, including the sale of the VBC 4 Warrants, was in the best interests of the Company in light of our cash position and liquidity needs at the time. In reaching its determination, our Board consulted with members of our senior management and our legal and strategic advisors, among others, and considered a number of factors.

After further careful consideration, including of our current cash position and continuing liquidity needs, our Board determined to recommend that our stockholders approve the issuance of Class A common stock upon the exercise of the VBC 4 Warrants. Although there can be no assurance that VBC 4 will exercise all, or any part of, the VBC 4 Warrants, at an exercise price of $[         ] per share of Class A common stock (as adjusted for the Reverse Stock Split), the full exercise of such VBC 4 Warrants would result in gross proceeds to the Company of approximately $14.7 million. In connection with any exercise of VBC 4 Warrants, we currently intend to use the proceeds from such exercises for working capital and general corporate purposes.

Interests of Certain Persons

When you consider our Board’s recommendation to vote in favor of this proposal, you should be aware that VBC 4 is an affiliate of Chicago Pacific Founders, our principal stockholder, and, as a result, certain of our directors and our principal stockholder may have interests that may be different from, or in addition to, the interests of other of our stockholders.  For additional information, see “Certain Relationships and Related Person Transactions” below.

Vote Required

This proposal requires the approval of the affirmative vote of the majority of the votes cast. Abstentions and broker non-votes will have no effect on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval, in accordance with Nasdaq Listing Rule 5635(d), of the issuance of up to 1,428,129 shares of Class A common stock upon the exercise of outstanding Class A common stock warrants held by VBC Growth SPV 4, LLC.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers as of the date of this proxy statement.

Name	Age	Position
Aric Coffman, M.D.(1)	52	Chief Executive Officer and President
Amir Bacchus, M.D.(2)	61	Chief Medical Officer, Director and Co-Founder
Leif Pedersen(3)	49	Chief Financial Officer

(1)
Aric Coffman was appointed as Chief Executive Officer and President of the Company on May 8, 2024.  Prior to joining the Company, Dr. Coffman, most recently, from December 2021 until April 2024, served as Chief Executive Officer and as a director of Honest Medical Group, a physician led value-based care enablement organization. Prior to the Honest Medical Group, Dr. Coffman served in various roles at DaVita Medical Group, one of the nation’s leading independent medical groups, including as Chief Executive Officer of The Everett Clinic and President of the Washington Market, from January 2018 to July 2019, when DaVita Medical Group was acquired by Optum, Inc., a leading health services company. Following the Optum, Inc. acquisition, Dr. Coffman continued to serve as Chief Executive Officer of The Everett Clinic and also as Executive Vice President of The Pacific Northwest from December 2019 until December 2021. Dr. Coffman holds a Bachelor of Science in Chemistry and a Doctor of Medicine from the University of Oklahoma and an MBA from the University of Texas at Dallas.

(2)	See biography on page 9 of this proxy statement.
(3)
Leif Pedersen was appointed as Chief Financial Officer of the Company on October 1, 2024.  Prior to joining the Company, Mr. Pedersen most recently served as Vice President, Finance & Shared Service Chief Financial Officer from March 2020 to July 2024 at United Health Group - Optum Health, a healthcare delivery company. Before it was acquired by United Health Group - Optum Health, Mr. Pedersen held positions at DaVita Medical Group, a healthcare company, serving as Vice President, National Controller, from October 2014 to December 2017 and Vice President, Finance & IT Chief Financial Officer from January 2018 to February 2020. From January 2006 to October 2014, Mr. Pedersen held the positions of Senior Assurance Manager and Director and Sr. Director, General Accounting/Strategic Initiatives and SOX at DaVita Medical Group. Mr. Pedersen received his Bachelor of Arts in Business Administration/Accounting at Washington State University and was a Certified Public Accountant from 2002 to 2021.

CORPORATE GOVERNANCE

General

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics (“Code of Ethics”), and charters for our Audit Committee and Compensation and Nominating Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Ethics in the “Governance” section of the “Investor Relations” page of our website located at ir.p3hp.org.

Board Composition

Our Board currently consists of nine members: Sherif Abdou, M.D., Amir Bacchus, M.D., Gregory N. Kazarian, Lawrence B. Leisure, Jeffrey G. Park, Thomas E. Price, M.D., Mary A. Tolan, Mark Thierer and Greg Wasson. As set forth in our Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution adopted by a majority of the Whole Board of Directors (as defined in our Bylaws). Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our common stock entitled to vote in the election of directors.

Chicago Pacific Letter Agreement

On April 6, 2023, in connection with the March 2023 Private Placement (as defined below), we entered into a letter agreement (the “CPF Letter Agreement”) with entities affiliated with Chicago Pacific Founders, our principal stockholder (together, the “CPF Parties”). Pursuant to the CPF Letter Agreement, for as long as the CPF Parties own 40% of our outstanding Class A common stock, Chicago Pacific Founders will be entitled to designate one additional independent member on our Board, who must qualify as independent and satisfy all applicable requirements regarding service as a director under applicable law and SEC and stock exchange rules (the “CPF Designee”). The Company has agreed that it shall cause the CPF Designee to be appointed to the Board, either to fill an existing vacancy or a newly created directorship resulting from an increase in the authorized number of Directors. To the extent the CPF Designee ceases to be a member of the Board for any reason, Chicago Pacific Founders is entitled to designate a successor CPF Designee.

In connection with the May 2024 Private Placement (as defined below), we entered into an amended and restated CPF Letter Agreement pursuant to which the CPF Parties agreed to extend the ownership restriction standstill to July 31, 2025. On December 12, 2024, in connection with the issuance of warrants to VBC 3 (defined below), we entered into a second amended and restated CPF Letter Agreement pursuant to which the CPF Parties agreed to further extend the ownership restriction standstill to January 1, 2026. As of the date of this proxy statement, CPF has not exercised its right to designate an additional independent director under the terms of the CPF Letter Agreement.

Director Independence

Mark Thierer, Greg Wasson, Lawrence B. Leisure, Mary Tolan, Thomas E. Price, M.D. and Jeffrey G. Park each qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each director. There are no family relationships among any of our directors or executive officers.

Executive Sessions

Our independent directors meet in executive sessions without non-independent directors or management present on a regularly scheduled basis, but no less than twice per year. Each executive session of the independent directors is presided over by Mark Thierer, the Chair of the Board.

Director Candidates

The Compensation and Nominating Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Compensation and Nominating Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Compensation and Nominating Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Compensation and Nominating Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Compensation and Nominating Committee for candidates for election as a director.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Compensation and Nominating Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors as set forth in our Corporate Governance Guidelines, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. Stockholders may recommend individuals to the Compensation and Nominating Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Compensation and Nominating Committee, c/o Secretary, P3 Health Partners Inc., 2370 Corporate Circle, Suite 300, Henderson, Nevada 89074. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Compensation and Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chair of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Chief Legal and Compliance Officer, P3 Health Partners Inc., 2370 Corporate Circle, Suite 300, Henderson, Nevada 89074.

Board Leadership Structure

Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. We currently have an independent Chair of the Board and a majority of our Board is comprised of independent directors. Our Board believes that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. For these reasons, our Board has concluded that our current leadership structure is appropriate at this time.

Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. If, in the future, the Chair of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a Lead Director. The Lead Director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, approving information sent to the Board, acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chair of the Board, and when appropriate, meeting or otherwise communicating with major stockholders or other constituencies of the Company.

Role of the Board in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, including regular review of information regarding the risks associated with the Company’s credit, liquidity and operations, our Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Audit Committee also oversees management of financial and cybersecurity risks and potential conflicts of interest. Our Compensation and Nominating Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans, equity incentive plans and other compensatory arrangements, reviewing the relationship between risk management policies and practices and compensation, as well as risks associated with the Company’s corporate governance framework. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Code of Ethics

We have adopted a written code of business conduct and ethics (the “Code of Ethics”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics is available under the Corporate Governance section of our website at ir.p3hp.org. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the Code of Ethics. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this proxy statement.

Insider Trading and Anti-Hedging Policy

Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees, that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations and Nasdaq listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”).  The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.

Compensation Committee Interlocks and Insider Information

During 2024, the members of our Compensation and Nominating Committee were Lawrence B. Leisure, Thomas E. Price, Mary Tolan and Greg Wasson, none of whom was during fiscal year 2024 an officer or employee of the Company or was formerly an officer of the Company. Related person transactions pursuant to Item 404(a) of Regulation S-K involving those who served on the Compensation and Nominating Committee during 2024 are described in “Certain Relationships and Related Person Transactions.” During 2024, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our Board or Compensation and Nominating Committee.

Attendance by Members of the Board of Directors at Meetings

There were 8 meetings of the Board during the fiscal year ended December 31, 2024. During the fiscal year ended December 31, 2024, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which are available on our website at ir.p3hp.org, a director is expected to spend the time and effort necessary to properly discharge their responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chair of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. Eight of our nine directors attended our 2024 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD

Our Board has established two standing committees, the Audit Committee and the Compensation and Nominating Committee, each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation and Nominating
Mark Thierer	—	—
Sherif Abdou	—	—
Amir Bacchus	—	—
Lawrence B. Leisure	—	X
Greg Kazarian	—	—
Jeffrey G. Park	Chair	—
Thomas E. Price	X	X
Mary Tolan	—	Chair
Greg Wasson	X	X

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process and the audits of our financial statements. Our Audit Committee’s responsibilities include, among other things:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

●
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating our board of directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and Code of Ethics;

●
discussing our risk assessment and management policies, including guidelines and policies to govern the process by which our exposure to risk is handled, and oversee management of our financial and cybersecurity risks;

●	meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;

●	reviewing and overseeing any related person transactions; and

●	preparing the audit committee report required by SEC rules.

The Audit Committee charter is available on our website at ir.p3hp.org. The members of the Audit Committee are Jeffrey G. Park, Thomas E. Price, M.D. and Greg Wasson. Jeffrey G. Park serves as the Chair of the committee. Our Board has affirmatively determined that each of Jeffrey G. Park, Thomas E. Price, M.D. and Greg Wasson is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Nasdaq Rules, including those related to Audit Committee membership.

The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board has determined that Jeffrey G. Park qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq Rules requirement that the Audit Committee have a financially sophisticated member.

The Audit Committee met six times during the fiscal year ended December 31, 2024.

Compensation and Nominating Committee

Our Compensation and Nominating Committee oversees the compensation of our executive officers and recommends to the Board the persons to be nominated or elected as directors of the Company. Our Compensation and Nominating Committee’s responsibilities include, among other things:

●	reviewing and approving, or recommending for approval to the Board, the compensation of our Chief Executive Officer and our other executive officers;

●	overseeing and administering our cash and equity incentive plans;

●	reviewing and making recommendations to our Board with respect to director compensation;

●	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required;

●	preparing the annual compensation committee report required by SEC rules, to the extent required;

●	administering the Company’s Clawback Policy;

●	identifying individuals qualified to become Board members;

●	recommending to our Board the persons to be nominated for election as directors and appointed to each Board committee;

●
working with the Chief Executive Officer to evaluate our succession plans for the Chief Executive Officer and other executive officers, including an emergency succession plan for the Chief Executive Officer;

●	developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and

●	overseeing a periodic evaluation of our Board.

The Compensation and Nominating Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of executive officers (other than the Chief Executive Officer). Pursuant to the Compensation and Nominating Committee’s charter, which is available on our website at ir.p3hp.org, the Compensation and Nominating Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation and Nominating Committee did not engage the services of a compensation consultant during 2024.

The Compensation and Nominating Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation and Nominating Committee may also delegate to an executive officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The members of our Compensation and Nominating Committee are Lawrence B. Leisure, Thomas E. Price, M.D., Mary Tolan and Greg Wasson. Mary Tolan serves as the Chair of the Compensation and Nominating Committee. Each member of the Compensation and Nominating Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee. Thomas E. Price, M.D. qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

The Compensation and Nominating Committee met five times during the fiscal year ended December 31, 2024.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. Historical compensation information does not take into account the Reverse Stock Split. In 2024, the “named executive officers” and their positions were as follows:

●	Aric Coffman, M.D., Chief Executive Officer and President;

●	Sherif Abdou, M.D., Former Chief Executive Officer and President;

●	Amir Bacchus, M.D., Chief Medical Officer;

●	Leif Pedersen, Chief Financial Officer; and

●	Atul Kavthekar, Former Chief Financial Officer.

Summary Compensation Table

The following table sets forth information, on a pre-Reverse Stock Split basis, concerning the compensation of the named executive officers for the years ended December 31, 2024 and 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Aric Coffman Chief Executive Officer and President	2024	470,192	—	3,212,000	5,723,893	—	589	9,406,674
Sherif Abdou Former Chief Executive Officer and President	2024	301,538	—	—	—	—	1,046,154	1,347,692
	2023	800,000	—	330,000	—	240,000	—	1,370,000
Amir Bacchus Chief Medical Officer	2024	600,000	—	—	—	—	—	600,000
	2023	600,000	—	220,000	—	180,000	—	1,000,000
Leif Pedersen Chief Financial Officer	2024	138,769	—	344,925	195,582	—	312	679,588
Atul Kavthekar Former Chief Financial Officer	2024	380,126	35,000	—	—	—	267,121	682,247
	2023	469,231	50,000	1,567,500	—	112,500	5,054	2,204,285

(1)
Amount for 2024 reflects a $35,000 spot bonus paid to Mr. Kavthekar in July 2024.  Amount for 2023 reflects a $50,000 signing bonus that was paid to Mr. Kavthekar on the six-month anniversary of his start date.

(2)
Amounts reflect the grant date fair value of the RSU awards granted to the named executive officers, as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all equity awards granted to executives in 2024 in Note 15 to the consolidated financial statements included in our 2024 Form 10-K. With respect to Drs. Abdou and Bacchus, amounts in 2023 represent the incremental additional value of a grant of fully-vested restricted stock units (“RSUs”) that were granted in satisfaction of the second installment of transaction bonuses described in their transaction bonus agreements dated May 2022.

(3)
Amounts reflect the grant date fair value of the option awards granted to the named executive officers, as computed in accordance with FASB ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all equity awards granted to executives in 2024 in Note 15 to the consolidated financial statements included in our 2024 Form 10-K.

(4)	Amounts represent bonuses earned by our NEOs under our annual bonus program. Please see the description of the annual bonus program under “2024 Bonuses” below.
(5)
In 2024, Dr. Coffman received cellphone reimbursement of $589; Dr. Abdou received severance pay of $1,046,154; Mr. Pedersen received cellphone reimbursement of $312; and Mr. Kavthekar received severance pay of $250,000, 401(k) matching contributions from the Company of $16,429 and cellphone reimbursement of $692.

Narrative to Summary Compensation Table

2024 Salaries

In 2024, the named executive officers received an annual base salary to compensate them for services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The 2024 annual base salaries for Dr. Coffman, Dr. Abdou, Dr. Bacchus, Mr. Pedersen and Mr. Kavthekar were $750,000, $800,000, $600,000, $440,000 and $500,000, respectively.

2024 Bonuses

Our named executive officers were eligible to earn cash bonuses based upon the achievement of pre-established performance goals for 2024, including goals related to revenue, operating expense and Adjusted EBITDA achievement. The 2024 target bonus for Dr. Coffman was 75% of his annual base salary, for Drs. Abdou and Bacchus were 100% of their respective annual base salaries, for Mr. Pedersen was 50% of his annual base salary, and for Mr. Kavthekar was 75% of his annual base salary. Based on the achievement of these goals, our named executive officers did not earn a bonus for 2024, other than Mr. Kavthekar, who received a $35,000 spot bonus in July 2024.

Equity-Based Compensation

We maintain the 2021 Incentive Award Plan (the “2021 Plan”), in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our Company and certain of our affiliates and to enable us to obtain and retain services of these individuals, which is essential to our long-term success.

In connection with Dr. Coffman’s appointment as Chief Executive Officer in May 2024, we granted 12,100,000 stock options (the “Coffman Option Award”) and 4,400,000 RSUs (both amounts as of prior to and not reflecting the Reverse Stock Split) to Dr. Coffman.  Dr. Coffman’s stock options vest 25% on the first anniversary of the effective date of his employment with the Company, and the remaining 75% vest in substantially equal installments on each three-month anniversary over the three-year period thereafter, subject to his continued employment through the applicable vesting date.

Dr. Coffman’s RSUs are subject to both service-vesting and performance-vesting conditions, such that both conditions must be satisfied for the RSUs to vest. The applicable vesting date will be the later of (i) the date on which the applicable service-vesting condition is satisfied and (ii) the date on which the performance-vesting condition is satisfied. The service-vesting condition will be satisfied on the same time-vesting schedule as the Coffman Option Award. The performance-vesting condition will be satisfied upon the closing of the first underwritten offering and sale of the Company’s Class A common stock following the effective date of Dr. Coffman’s employment, subject to his continued employment through such date.

In connection with Mr. Pedersen’s appointment as Chief Financial Officer on October 2024, we granted 750,000 stock options (the “Pedersen Option Award”) and 750,000 RSUs (both amounts as of prior to and not reflecting the Reverse Stock Split) to Mr. Pedersen.  Mr. Pedersen’s stock options vest 25% on the first anniversary of the effective date of his employment with the Company, and the remaining 75% vest in substantially equal installments on each three-month anniversary over the three-year period thereafter, subject to his continued employment through the applicable vesting date.

Mr. Pedersen’s RSUs are subject to both service-vesting and performance-vesting conditions, such that both conditions must be satisfied for the RSUs to vest. The applicable vesting date will be the later of (i) the date on which the applicable service-vesting condition is satisfied and (ii) the date on which the performance-vesting condition is satisfied. The service-vesting condition will be satisfied on the same time-vesting schedule as the Pedersen Option Award. The performance-vesting condition will be satisfied upon the closing of the first underwritten offering and sale of the Company’s Class A common stock following the effective date of Mr. Pedersen’s employment, subject to his continued employment through such date.

Benefits and Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans. In addition, we maintain a 401(k) retirement savings plan for our employees, including certain of our named executive officers, who satisfy certain eligibility requirements. Our named executive officers who are employees are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions.

We generally do not provide perquisites to our named executive officers, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes information regarding the outstanding equity awards held by each named executive officer as of December 31, 2024.  This information is as of prior to, and does not reflect, the Reverse Stock Split.

	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Aric Coffman	—	12,100,000	$0.73	5/9/2034	4,400,000	$989,560
Sherif Abdou	—	—			—
Amir Bacchus	—	—			—
Leif Pedersen	—	750,000	$0.46	9/3/2034	750,000	$168,675
Atul Kavthekar	—	—			—

(1)	Outstanding equity awards cover shares of Class A common stock of the Company.
(2)
Amounts are calculated based on multiplying the number of shares shown in the table by the per share closing price of our Class A common stock on December 31, 2024 (i.e., the last trading day of our last completed fiscal year), which was $0.2249.

Executive Compensation Arrangements

We have entered into offers of employment letters or employment agreements with each of our named executive officers. The material terms of these agreements are described below.

Aric Coffman, M.D. Employment Agreement

We entered into an employment agreement with Dr. Coffman (the “CEO Employment Agreement”) on May 8, 2024.  Dr. Coffman’s employment under the CEO Employment Agreement is “at-will” and will continue until terminated in accordance with the CEO Employment Agreement.  The CEO Employment Agreement provides for (i) a $750,000 annual base salary, (ii) eligibility to earn a target or maximum annual bonus, as applicable, equal to up to 75% and 90%, respectively, of base salary, (iii) eligibility to participate in customary health and welfare benefit plans that the Company provides to its employees and senior executive officers, including short-term and long-term disability insurance coverage, and (iv) a jet card that entitles its holder to 40 hours of air time per calendar year, to be utilized for purposes directly related to the Company’s business interests.

In connection with entering into the Employment Agreement, Dr. Coffman was granted awards under the Company’s 2024 Employment Inducement Incentive Award Plan (the “Inducement Plan”), covering an aggregate of 16,500,000 shares of the Company’s Common Stock (which amount does not reflect the Reverse Stock Split). Of this amount, (i) 12,100,000 shares (not reflecting the Reverse Stock Split) are subject to a non-qualified stock option (the “Option”), which vest and become exercisable based solely on the passage of time and (ii) 4,400,000 shares (not reflecting the Reverse Stock Split) will be subject to an RSU award (together with the option, the “Coffman Awards”), which will vest upon the attainment of both service-vesting and performance-vesting conditions.

Under the terms of the CEO Employment Agreement, if Dr. Coffman’s employment is terminated by the Company without “cause” or by Dr. Coffman for “cause” (each, as defined in the CEO Employment Agreement), then in addition to the accrued benefits through the date of termination, he will be entitled to receive the following severance payments and benefits:
•
cash severance in an aggregate amount equal to Dr. Coffman’s annual base salary then in effect, payable in equal installments in accordance with the Company’s normal payroll practices over the 12-month period following the date of termination; provided that such amount will be subject to mitigation upon Dr. Coffman’s employment with a subsequent employer during the 12-month period following the date of termination of employment;

•	continued Company-subsidized health care coverage for up to 12 months following the termination date; and
•	if such termination occurs within one year following certain qualifying corporate transactions, full accelerated vesting of the Coffman Awards.

The severance payments and benefits described above are subject to Dr. Coffman’s execution and non-revocation of a general release of claims in favor of the Company and are in addition to any accrued amounts through the date of termination.  In addition, if Dr. Coffman’s employment is terminated due to his death, then, in addition to any accrued benefits through the date of termination, Dr. Coffman’s estate will be entitled to receive a pro-rated portion of his target bonus for the year of termination.  The CEO Employment Agreement includes customary confidentiality and mutual non-disparagement provisions, as well as a standard non-compete restriction effective during employment and for 18 months thereafter and service provider/customer non-solicitation restrictions effective during employment and for 24 months thereafter.

Sherif Abdou, M.D. Consulting Agreement

In connection with Dr. Abdou’s resignation as Chief Executive Officer and President of the Company on May 8, 2024, we entered into a Consulting Agreement (the “Abdou Consulting Agreement”) with him, pursuant to which Dr. Abdou has continued to provide services to the Company as a consultant (as contemplated by Dr. Abdou’s Executive Employment Agreement, executed as of May 15, 2022). The term of the consulting arrangement commenced on May 8, 2024 and ends on April 30, 2025, unless terminated earlier in accordance with the Abdou Consulting Agreement.

During the consulting period, Dr. Abdou has served as a Senior Advisor to the Board and the Chief Executive Officer, and provided services with respect to the business and operations of the Company. Dr. Abdou received an aggregate consulting fee of $400,000, which was paid in six substantially equal installments in May through October 2024.  The agreement and consulting relationship may be terminated by either party after providing at least 30 days’ written notice to the other party. If the agreement and the consulting relationship is terminated prior to April 30, 2025, then the Company will pay to Dr. Abdou any earned but unpaid consulting fee.

Amir Bacchus, M.D. Employment Agreement

We entered into an employment agreement with Dr. Bacchus (the “Bacchus Employment Agreement”) in May 2022, which superseded his earlier employment agreement. The initial term of the Bacchus Employment Agreement ended on January 1, 2025, and the term automatically will renew for successive one-year terms unless advance written notice of non-renewal is given by either party. In addition, during the employment term, for so long as Dr. Bacchus serves as Chief Medical Officer, the Company will nominate Dr. Bacchus for re-election as a member of the Board. The Bacchus Employment Agreement provides for a base salary of $600,000 and eligibility to earn an annual bonus of 100% of base salary. Dr. Bacchus is entitled to participate in any employee benefit plan that the Company and its affiliates adopt, and the Company has agreed to maintain short-term and long-term disability insurance coverage for Dr. Bacchus during the employment term.

The Bacchus Employment Agreement includes customary confidentiality and mutual non-disparagement provisions, as well as a standard non-compete restriction effective during employment and for 18 months thereafter and service provider/customer non-solicitation restrictions effective during employment and for 24 months thereafter.

Under the terms of the Bacchus Employment Agreement, if his employment is terminated by the Company without “cause” or by Dr. Bacchus for “cause” (as defined in the Bacchus Employment Agreement), then, in addition to any accrued benefits through the date of termination, Dr. Bacchus will be entitled to receive the following severance payments and benefits, subject to his and the Company’s timely execution (and non-revocation) of a mutual release of claims: (i) cash severance in an aggregate amount equal to one-and-one-half times the sum of his (a) annual base salary then in effect and (b) target annual bonus amount, payable in equal monthly installments over an 18-month period following the date of termination; and (ii) Company-subsidized COBRA premiums for up to 18 months. If he terminates his employment without “cause”, then, in addition to any accrued benefits through the date of termination, he will be entitled to receive cash severance in an aggregate amount equal to one-and-one-half times the sum of his (i) annual base salary then in effect and (ii) target annual bonus amount, payable in equal monthly installments over an 18-month period following the date of termination. In addition, if his employment is terminated due to his death, then, in addition to any accrued benefits through the date of termination, he will be entitled to receive a pro-rated portion of his target bonus for the year of termination.

Leif Pedersen Letter Agreement

In connection with Mr. Pedersen’s appointment as Chief Financial Officer of the Company effective October 1, 2024, we entered into an Offer Letter, dated as of July 23, 2024 (the “CFO Offer Letter”), with him.  The CFO Offer Letter provides for (i) a $440,000 annual base salary and (ii) eligibility to earn a target annual bonus equal to 50% of base salary, in each case, subject to annual review by the Compensation and Nominating Committee of the Company.

In connection with entering into the CFO Offer Letter, Mr. Pedersen was granted awards under the 2021 Plan, covering an aggregate of 1,500,000 shares of the Company’s Common Stock (which amount does not reflect the Reverse Stock Split). Of this amount, (i) 750,000 shares (not reflecting the Reverse Stock Split) are subject to a non-qualified stock option (the “Option”), which will vest and become exercisable based solely on the passage of time and (ii) 750,000 shares (not reflecting the Reverse Stock Split) are subject to an RSU award (together with the option, the “Pedersen Awards”), which will vest upon the attainment of both service-vesting and performance-vesting conditions.

Under the terms of the CFO Offer Letter, if Mr. Pedersen’s employment is terminated by the Company without cause after at least six months of employment with the Company, then Mr. Pedersen will be entitled to receive cash severance in an aggregate amount equal to six months of Mr. Pedersen’s annual base salary; provided that such amount will be subject to mitigation upon Mr. Pedersen’s employment with a subsequent employer.

Atul Kavthekar Letter Agreement

In connection with his appointment as Chief Financial Officer, on November 27, 2022, the Company entered into an offer letter agreement with Mr. Kavthekar (the “Kavthekar Letter Agreement”), effective as of December 12, 2022. Under the Kavthekar Letter Agreement, Mr. Kavthekar’s annual base salary was $450,000 and his target annual bonus was 50% of his base salary. In August 2023, Mr. Kavthekar’s annual base salary was increased to $500,000 and his target annual bonus was increased to 75% of his base salary, effective August 6, 2023. In addition, pursuant to the Kavthekar Letter Agreement, Mr. Kavthekar received a $50,000 signing bonus on the six-month anniversary of his start date (the “Signing Bonus”). The Signing Bonus was subject to repayment by Mr. Kavthekar on a pro-rata basis if his employment terminated for any reason before the 18-month anniversary of his start date. Pursuant to his letter agreement, Mr. Kavthekar also was granted an option to purchase 600,000 shares of Common Stock (not reflecting the Reverse Stock Split), of which 25% vested on the first anniversary of his start date, and the remaining 75% were forfeited upon the termination of his employment with the Company on October 1, 2024. In addition, if Mr. Kavthekar’s employment is terminated without cause, he will be entitled to receive a lump-sum severance payment equal to six months of his base salary, subject to his execution and non-revocation of a general release of claims and continued compliance with restrictive covenants.  Mr. Kavthekar received a severance payment of $250,000 in 2024.

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information regarding executive pay and performance. The table below shows pay both as reported in the Summary Compensation Table (“Summary Compensation Table Total Pay”) for the applicable fiscal year and as “compensation actually paid” (or “CAP”) for our principal executive officer (“CEO”) and as an average of all of our other named executive officers (“Non-CEO NEOs”) for the applicable fiscal year. Both Summary Compensation Table Total Pay and CAP are calculated in accordance with the requirements of Regulation S-K and may differ substantially from the manner in which the Compensation Committee makes decisions regarding executive pay. Equity information presented does not reflect the Reverse Stock Split.

The following table sets forth information concerning the compensation of our CEO and other named executive officers for each of the fiscal years ended December 31, 2022, 2023 and 2024, and our total shareholder return and net income (loss) for each such fiscal year:

(a)	(b)	(c)	(d)	(e)	(f)	(h)
Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(1)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on:	Net Income (Loss) ($)(4)
					Total Shareholder Return ($)(3)
2024	10,754,366	4,356,833	653,945	563,751	3.19	(310,378,000)
2023	1,370,000	1,370,000	1,602,143	1,256,393	20.03	(186,426,000)
2022	7,100,000	7,100,000	2,832,059	2,471,124	26.14	(1,561,557,000)

(1)
Amounts reflect Summary Compensation Table “Total” compensation disclosed above for our CEO and, with respect to our other named executive officers, the average of the “Total” compensation disclosed for the applicable named executive officers for each corresponding year.

(2)
Amounts represent compensation actually paid to our CEO and the average compensation actually paid to our remaining named executive officers for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	CEO	Non-CEO NEOs
2024	Aric Coffman and Sherif Abdou	Amir Bacchus, Leif Pedersen and Atul Kavthekar
2023	Sherif Abdou	Amir Bacchus and Atul Kavthekar
2022	Sherif Abdou	Amir Bacchus and Atul Kavthekar

Compensation actually paid to our CEO and other named executive officers represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2022		2023		2024
Adjustments	CEO	Average Non- CEO NEOs	CEO	Average Non- CEO NEOs	CEO	Average Non- CEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$—	$(663,174)	$(330,000)	$(893,750)	$(8,935,893)	$(180,169)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	—	302,239	—	528,750	2,538,360	89,975
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	330,000	110,000	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	—	—	—	(56,250)	—	—
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	—	—	—	(34,500)	—	—
TOTAL ADJUSTMENTS	$—	$(360,935)	$—	$(345,750)	$(6,397,533)	$(90,194)

(3)
The amounts reflect the cumulative total shareholder return (“TSR”) of our Common Stock at the end of each fiscal year. The TSR value listed in each year reflects what the cumulative value of $100 would be if invested on December 31, 2021. TSR is calculated on a cumulative basis by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment (if any), and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. Historical stock price performance is not necessarily indicative of future stock performance.

(4)	The dollar amounts reported represent the net income (loss) reflected in the Company’s audited financial statements for the applicable year.

Relationship Between Compensation Actually Paid and Financial Performance Measures

Practices for the Timing of Awards as They Relate to the Disclosure of Material Non-Public Information

We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation and Nominating Committee anticipates that it will grant most awards on a predetermined annual schedule.

In fiscal 2024, we granted an award of stock options to one of our named executive officers in the period beginning four business days before the filing or furnishing of a periodic report or current report disclosing material nonpublic information and ending one business day after the filing or furnishing of any such report with the SEC when we granted stock options to Dr. Aric Coffman on May 9, 2024 in connection with Dr. Coffman’s appointment as our Chief Executive Officer effective on May 8, 2024.  The following table provides the specific information concerning Dr. Coffman’s stock option award:

Name	Grant Date(1)	Number of Securities Underlying the Award (#)		Exercise Price of the Award ($)		Grant Date Fair Value of the Award(2)
Percentage Change in the Closing Market Price
of the Securities Underlying the Award Between
the Trading Day Ending Immediately Prior to the
Disclosure of Material Nonpublic Information
and the Trading Day Beginning Immediately
Following the Disclosure of Material Nonpublic
Information(3)

Aric Coffman	5/09/2024	12,100,000	(4)	$0.73	(4)	$5,723,893	2.5%

(1)
The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and its Current Report on Form 8-K announcing its financial results for the quarter ended March 31, 2024 were filed on May 8, 2024.

(2)	Represents the grant date fair value of the award, computed in accordance with FASB ASC 718.

(3)	Based on closing prices of the Company’s common stock of $0.714 on May 7, 2024 and $0.732 on May 9, 2024.

(4)	These amounts do not reflect the Reverse Stock Split.

DIRECTOR COMPENSATION

We maintain a non-employee director compensation program (the “Director Compensation Program”). The Director Compensation Program provides for annual cash retainer fees and long-term equity awards for each of our non-employee directors (each, an “Eligible Director”). The Director Compensation Program consists of the following components:

Cash Compensation

●	Annual Retainer: $65,000

●	Annual Committee Chair Retainer:

●	Audit: $25,000

●	Compensation and Nominating: $25,000

●	Annual Committee Member (Non-Chair) Retainer:

●	Audit: $12,500

●	Compensation and Nominating: $12,500

●	Chair: $95,000

The annual cash retainers are paid in quarterly installments in arrears, and are pro-rated for any partial calendar quarter of service.

Equity Compensation

An Eligible Director who is serving on our Board as of the date of an annual meeting of stockholders automatically will be granted, on the date of such annual meeting, an option to purchase shares of the Company’s Common Stock with an aggregate fair market value of $170,000 and, in the case of the Chair of the Board, an aggregate fair market value of $340,000 (an “Annual Grant”). Each Annual Grant will vest in full on the earlier to occur of the first anniversary of the grant date and the date of the next annual meeting following the grant date, subject to continued service.

Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2021 Plan.

Non-Employee Director Compensation Table

The table below sets forth information regarding the compensation paid to our non-employee directors for the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Mark Thierer	160,000	340,097	500,097
Gregory N. Kazarian	65,000	170,049	235,049
Lawrence B. Leisure	77,500	170,049	247,549
Jeffrey G. Park	90,000	170,049	260,049
Thomas E. Price	90,000	170,049	260,049
Mary A. Tolan	90,000	170,049	260,049
Greg Wasson	90,000	170,049	260,049

(1)
Amounts reflect the grant date fair value of the option awards granted to the non-employee directors, as computed in accordance with FASB ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. We provide information regarding the assumptions used to calculate the value of all equity awards granted to executives and directors in 2024 in Note 15 to the consolidated financial statements included in our 2024 Form 10-K. The table below shows the aggregate number of vested and unvested stock option awards and unvested RSUs held as of December 31, 2024 by each director. The information in the table below does not reflect the Reverse Stock Split.

Name	Number of Class A Shares (Vested and Unvested) Underlying Stock Options (#)(1)	Number of Unvested RSUs (#) (1)
Mark Thierer	1,165,279	216,561
Gregory N. Kazarian	482,640	108,281
Lawrence B. Leisure	482,640	108,281
Jeffrey G. Park	482,640	108,281
Thomas E. Price	482,640	108,281
Mary A. Tolan	482,640	108,281
Greg Wasson	482,640	108,281

(1)          Amounts in this column do not reflect the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of our Class A common stock and Class V common stock by:

●	stockholders who beneficially owned more than 5% of the outstanding shares of our Class A common stock or Class V common stock;

●	each of our named executive officers and directors; and

●	all directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

As described under “Certain Relationships and Related Party Transactions,” each unit of P3 LLC (“P3 LLC Unit”) (other than P3 LLC Units held by us) is redeemable from time to time at each holder’s option (subject in certain circumstances to time-based vesting requirements) for, at our election (determined solely by a majority of our directors who are disinterested), shares of our Class A common stock on a one-for-one basis, or to the extent there is cash available from a secondary offering, a cash payment equal to a volume weighted average market price of one share of Class A common stock for each P3 LLC Unit so redeemed, in each case, in accordance with the terms of the P3 LLC A&R LLC Agreement; provided that, at our election (determined by a majority or our directors who are disinterested), we may effect a direct exchange of such Class A common stock or such cash, as applicable, for such P3 LLC Units.

The P3 LLC Unitholders may, subject to certain exceptions, exercise such redemption right for as long as their P3 LLC Units remain outstanding. See “Certain Relationships and Related Person Transactions- Transactions in connection with the Business Combinations-Amended and Restated Limited Liability Company Agreement of P3 LLC.” In connection with the Business Combinations, we issued to former owners of P3 Health Group Holdings, LLC (“P3 Equityholders”), for nominal consideration, one share of Class V common stock for each P3 LLC Unit such P3 Equityholder owned. As a result, the number of shares of Class V common stock listed in the table below correlates to the number of P3 LLC Units the P3 Equityholders own as of [         ], 2025.

The number of shares beneficially owned by the holders in the table below assume the maximum number of P3 LLC Units and shares of Class V common stock or shares of Class A common stock, as applicable, are released from escrow to each holder.

Unless otherwise noted, the business address of each of those listed in the table below is 2370 Corporate Circle, Suite 300, Henderson, NV 89074. We have based our calculation of the percentage of beneficial ownership on [                          ] shares of common stock outstanding as of April 10, 2025 and as adjusted to reflect the Reverse Stock Split, consisting of  [                  ] shares of our Class A common stock (reflecting the Reverse Stock Split) and [            ] shares of our Class V common stock (reflecting the Reverse Stock Split).

Unless otherwise indicated, we believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable. The information in the table below is not adjusted for the Reverse Stock Split.

	Class A Common Stock	% of Class	Class V Common Stock(1)	% of Class	Total Voting Power(2)
Directors and Named Executive Officers:
Mark Thierer(3)	1,978,922	1.2%	—	—	0.5%
Aric Coffman(4)	3,025,000	1.8%	—	—	0.8%
Leif Pedersen	—	—	—	—	—
Sherif Abdou(5)	1,608,225	1.0%	27,962,962	14.3%	8.2%
Amir Bacchus(6)	3,198,860	1.9%	18,641,977	9.5%	6.1%
Greg Wasson(7)	1,536,103	*	—	—	*
Lawrence Leisure(8)	676,455	*	—	—	*
Mary Tolan(9)	676,455	*	—	—	*
Greg Kazarian(10)	676,455	*	1,177,659	*	*
Thomas Price(11)	676,455	*	1,177,659	*	*
Jeffrey Park(12)	676,455	*	—	—	*
Atul Kavthekar(13)	206,368	*	—	—	*
All Current Directors and Executive Officers (10 individuals)(14)	14,935,753	8.7%	48,960,257	25.0%	17.4%
Five Percent Holders:
Chicago Pacific Founders(15)	106,154,672	53.4%	91,269,317	46.6%	49.99%
Hudson Vegas Investment SPV, LLC(16)	—	—	43,982,553	22.4%	12.2%
Entities affiliated with Leavitt Equity Partners(17)	33,167,207	18.6%	7,505,383	3.8%	10.9%
Entities affiliated with Alyeska Investment Group(18)	16,847,157	9.9%	—	—	4.6%

*	Less than 1%.

(1)	Class V common stock entitles the holder thereof to one vote per share.
(2)	Represents the percentage of voting power of the holders of Class A common stock and Class V common stock of the Company voting together as a single class.
(3)
Includes 216,560 shares of Class A common stock and 1,336,348 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 10, 2025 held directly by Mr. Thierer. Also includes 426,014 shares of Class A common stock held by AssetBlue Ventures, LLC, an entity controlled by Mark Thierer and Nasrin Thierer.

(4)	Includes 3,025,000 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 10, 2025.
(5)
Includes (i) 1,608,225 shares of Class A common stock held directly by Dr. Abdou, (ii) 7,831,318 shares of Class V common stock held by the NA 2021 GRAT, a grantor retained annuity trust of which Dr. Abdou and his spouse serve as trustees, (iii) 3,034,279 shares of Class V common stock held by the NA 2021 Trust, a trust for the benefit of Dr. Abdou and his children, of which Dr. Abdou and his spouse serve as trustees, (iv) 1,397,293 shares of Class V common stock held by the NA Charitable Trust, a charitable remainder trust of which Dr. Abdou, his spouse and his children serve as trustees, (v) 7,831,318 shares of Class V common stock held by the SA 2021 GRAT, a grantor retained annuity trust of which Dr. Abdou and his spouse serve as trustees, (vi) 3,034,279 shares of Class V common stock held by the SA 2021 Trust, a trust for the benefit of Dr. Abdou and his children, of which Dr. Abdou and his spouse serve as trustees, (vii) 1,397,293 shares of Class V common stock held by the SA Charitable Trust, a charitable remainder trust of which Dr. Abdou, his spouse and his children serve as trustees, and (viii) 3,437,182 shares of Class V common stock held by the Abdou Family Trust, a revocable trust of which Dr. Abdou and his spouse serve as trustees, and of which Dr. Abdou and his spouse are beneficiaries. Includes an aggregate of 2,430,024 shares of Class V common stock and the associated P3 LLC Units being held in escrow in connection with the dispute regarding the Class D purchase option described in Item 3 of our 2024 Form 10-K (the “Class D Dispute”).

(6)
Includes (i) 2,005,193 shares of Class A common stock, (ii) 753,895 shares of Class A common stock issuable upon the exercise of warrants to purchase shares of Class A common stock, and (iii) 14,913,583 shares of Class V common stock held by Dr. Bacchus, (iv) 251,298 shares of Class A common stock held by Charlee Co LLC, an entity for which Dr. Bacchus serves as managing member, (v) 188,474 shares of Class A common stock issuable upon the exercise of warrants to purchase shares of Class A common stock held by Charlee Co LLC, and (vi) 3,728,394 shares of Class V common stock held by Charlee Co LLC. Includes 1,620,017 shares of Class V common stock and the associated P3 LLC Units being held in escrow until the resolution of the Class D Dispute.

(7)
Includes 108,280 shares of Class A common stock and 568,175 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 10, 2025. Also includes 859,648 shares of Class A common stock held by G&K Investment Holdings LLC, an entity controlled by Greg Wasson.

(8)
Includes 108,280 shares of Class A common stock and 568,175 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 10, 2025.

(9)
Includes 108,280 shares of Class A common stock and 568,175 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 10, 2025.

(10)
Includes (i) 108,280 shares of Class A common stock, (ii) 568,175 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 10, 2025, (iii) 706,595 shares of Class V common stock held by Mr. Kazarian, of which 102,785 shares of Class V common stock and the associated P3 LLC Units are being held in escrow in connection with the Class D Dispute, and (iv) 471,064 shares of Class V common stock held by the Kazarian 2020 Irrevocable Trust, for which Mr. Kazarian serves as Trustee.

(11)
Includes (i) 108,280 shares of Class A common stock, (ii) 568,175 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 10, 2025, and (iii) 1,177,659 shares of Class V common stock, of which 102,785 shares of Class V common stock and the associated P3 LLC Units are being held in escrow in connection with the Class D Dispute.

(12)
Includes (i) 108,280 shares of Class A common stock and (ii) 568,175 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 10, 2025.

(13)	Includes 206,368 shares of Class A common stock held by Mr. Kavthekar. Mr. Kavthekar resigned as Chief Financial Officer of the Company effective October 1, 2024.
(14)
Includes 8,712,767 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 10, 2025 and (ii) 8,960,257 shares of Class V common stock and the associated P3 LLC Units being held in escrow in connection with the Class D Dispute.

(15)
Based on the Schedule 13D/A filed with the SEC on January 31, 2025 by (i) Chicago Pacific Founders UGP, LLC (“Founders UGP”), (ii) Chicago Pacific Founders GP, L.P. (“Founders GP”), (iii) Chicago Pacific Founders Fund, L.P. (“Founders Fund LP”), (iv) Chicago Pacific Founders Fund-A, L.P. (“Fund-A”), (v) Chicago Pacific Founders Fund-B, L.P. (“Fund-B”), (vi) VBC Growth SPV, LLC (“VBC”), (vii) Chicago Pacific Founders UGP III, LLC (“Founders UGP-III”), (viii) Chicago Pacific Founders GP III, L.P., (ix) CPF III PT SPV, LLC (“SPV III”), (x) CPF III-A PT SPV, LLC (“SPV III-A”), (xi) VBC Growth SPV 3, LLC (“VBC 3”) and information known to the Company. Includes (i) 98,082,332 shares of Class A common stock held by Founders Fund LP, of which 89,183,984 shares are issuable upon redemption or exchange of P3 LLC Units and Class V common stock, 4,223,621 shares are shares of Class A common stock currently held, 3,813,578 shares are issuable upon exercise of the Common Warrants (as defined herein) and 861,149 shares are issuable upon exercise of the Pre-Funded Warrants (as defined herein), (ii) 2,085,333 shares of Class A common stock held by Founders GP, all of which are issuable upon redemption or exchange of P3 LLC Units and Class V common stock, (iii) 3,387,493 shares of Class A common stock held by Fund-A, of which 3,205,926 shares are shares of Class A common stock currently held, 148,120 shares are issuable upon exercise of the Common Warrants and 33,447 shares are issuable upon exercise of the Pre-Funded Warrants, (iv) 6,431,080 shares of Class A common stock held by Fund-B, of which 6,042,090 shares are shares of Class A common stock currently held, 317,333 shares are issuable upon exercise of the Common Warrants and 71,657 shares are issuable upon exercise of the Pre-Funded Warrants, (v) 128,400,042 shares of Class A common stock held by SPV III, of which 43,336,854 shares are shares of Class A common stock currently held, 57,814,988 shares are issuable upon exercise of the Common Warrants and 27,2478,200 shares are issuable upon exercise of the Pre-Funded Warrants, (vi) 38,651,137 shares of Class A common stock held by SPV III-A, of which 12,895,750 shares are shares of Class A common stock currently held, 17,434,320 shares are issuable upon exercise of the Common Warrants and 8,321,067 shares are issuable upon exercise of the Pre-Funded Warrants, (vii) 640,000 shares of Class A common stock currently held by Founders UGP-III, (viii) 429,180 shares of Class A common stock issuable upon exercise of warrants held by VBC, (ix) 1,428,129 shares of Class A common stock issuable upon the exercise of Common Warrants held by VBC 3, and (x) 1,428,129 shares of Class A common stock issuable upon the exercise of Common Warrants held by VBC Growth SPV 4, LLC (“VBC 4”). Included in the number of shares of Class V common stock and Class A common stock are 8,224,897 shares of Class V common stock and 723,291 shares of Class A common stock, respectively, that are being held in escrow in connection with the Class D Dispute and the dispute regarding Hudson’s right to a preference on the cash portion of the merger consideration, as applicable, and will be voted in accordance with the proportional vote totals that a matter receives by all voting securities other than those being held in escrow. Each of Founders Fund LP, Founders GP, Fund-A, Fund-B, SPV III, SPV III-A, VBC, VBC 3 and VBC 4 (collectively, the “CPF Holders”) may not exercise any portion of the Common Warrants or Pre-Funded Warrants which would result in the aggregate number of shares of Class A common stock and Class V common stock held by the CPF Holders and their affiliates to exceed 49.99% of the total number of issued and outstanding shares of Class A common stock and Class V common stock immediately after giving effect to the exercise. Founders UGP is the general partner of Founders GP, which is the general partner of each of Founders Fund LP, Fund-A, Fund-B and VBC. Founders UGP-III is the general partner of Chicago Pacific Founders GP III, L.P., which is the manager of each of SPV-III, SPV III-A, VBC 3 and VBC 4. Founders UGP and Founders UGP III are managed by Mary Tolan, Lawrence Leisure and Vance Vanier. None of Mary Tolan, Lawrence Leisure or Vance Vanier are deemed beneficial holders of any of the securities of the Company held by the CPF Holders. The business address for the reporting persons is 980 North Michigan Avenue, Suite 1998, Chicago, IL 60611.

(16)
Based on the Schedule 13D filed by Hudson Vegas Investment SPV, LLC, Hudson Vegas Investment Manager, LLC and Daniel Straus with the SEC on December 17, 2021 and information known to the Company. Hudson Vegas Investment Manager, LLC and Daniel Straus each may be deemed to share voting and dispositive power over the shares of Class V common stock which are held by Hudson Vegas Investment SPV, LLC. Each of Hudson Vegas Investment Manager, LLC and Daniel Straus disclaims beneficial ownership of any shares other than to the extent they may have a pecuniary interest therein. The principal business address of each of the reporting persons is 173 Bridge Plaza North, Fort Lee, NJ 07024.

(17)
Based on the Schedule 13D/A filed with the SEC on June 26, 2024 by Leavitt Equity Partners II, L.P. (“LEP II LP”), Leavitt Equity Partners II, LLC (“LEP II LLC”), Leavitt Equity Partners III, L.P. (“LEP III LP”), Leavitt Equity Partners III, LLC (“LEP III LLC”), LEP Management, LLC (“LEP Management”), Leavitt Legacy LLC (“Legacy”), and Taylor Leavitt (collectively, the “Leavitt Reporting Persons”). Includes (i) 894,454 shares of Class A common stock, (ii) 670,841 warrants to purchase shares of Class A common stock, and (iii) 7,505,383 shares of Class V common stock and the associated P3 LLC Units held of record by LEP II LP and (i) 16,919,024 shares of Class A common stock and (ii) 14,682,888 warrants to purchase shares of Class A common stock held of record by LEP III LLP. LEP II LLC is the general partner of LEP II LP, which is an investment limited partnership, and, as a result, may be deemed to beneficially own the securities held by LEP II LP. LEP III LLC is the general partner of LEP III LP, which is an investment limited partnership, and, as a result, may be deemed to beneficially own the securities held by LEP III LP. LEP Management is the investment advisor of LEP II LP and LEP III LP, and, as a result, may be deemed to beneficially own the securities held by LEP II LP and LEP III LP. Legacy is the manager of LEP II LLC and LEP III LLC, and, as a result, may be deemed to beneficially own the securities held by LEP II LP and LEP III LP. Mr. Leavitt is the sole owner of Legacy, and, as a result, may be deemed to beneficially own the securities held by LEP II LP and LEP III LP. Mr. Leavitt is the sole owner of Legacy. Includes 676,360 shares of Class V common stock and the associated P3 LLC Units being held in escrow in connection with the Class D Dispute. The business address of the Leavitt Reporting Persons is 95 South State Street, Suite 2190, Salt Lake City, UT 84111.

(18)
Based on the Schedule 13G filed with the SEC on November 14, 2024 by Alyeska Investment Group, L.P., Alyeska Fund GP, LLC, and Anand Parekh (collectively, the “Alyeska Reporting Persons”) and information known to the Company. Includes 9,045,340 shares of Class A common stock and 19,403,166 warrants to purchase shares of Class A common stock. The Alyeska Reporting Persons may not exercise any portion of the warrants which would result in the aggregate number of shares of Class A common stock held by the Alyeska Reporting Persons to exceed 9.9% of the total number of issued and outstanding shares of Class A common stock immediately after giving effect to the exercise. The business address of the Alyeska Reporting Persons is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2024 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, officers and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2024 other than the following, which were inadvertently filed late: (i) one Form 4 reporting one transaction filed on January 17, 2024 by Amir Bacchus; (ii) one Form 4 reporting one transaction filed on January 17, 2024 by Sherif Abdou; (iii) one Form 4 reporting one transaction filed on June 26, 2024 by Leavitt Legacy, LLC, Leavitt Equity Partners II, L.P., Leavitt Equity Partners II, LLC, Leavitt Equity Partners III, L.P., Leavitt Equity Partners III, LLC, LEP Management LLC and Taylor S. Leavitt; (iv) one Form 4 reporting three transactions filed on September 11, 2024 by Chicago Pacific Founders UGP III, LLC, Chicago Pacific Founders GP III, L.P., CPF III PT SPV, LLC and CPF III-A PT SPV, LLC (the “CPF Entities”); (v) one Form 4 reporting three transactions filed on September 12, 2024 by the CPF Entities; and (vi) one Form 4, reporting one transaction filed on January 31, 2025 jointly by Chicago Pacific Founders UGP III, LLC and Chicago Pacific Founders GP III, L.P.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Approval of Related Person Transactions

Our Board has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our General Counsel is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

Relationships and Transactions with Directors, Executive Officers and Significant Stockholders

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2023, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”

Transactions in connection with the Business Combinations

Amended and Restated Limited Liability Company Agreement of P3 LLC

We operate our business through P3 LLC (as the successor of P3) and its subsidiaries. At the closing (the “Closing”) of the consummation of a series of business combinations in December 2021 with Foresight Acquisition Corp. (the “Business Combinations”), the limited liability company agreement of P3 LLC was amended and restated into the P3 LLC Amended and Restated Limited Liability Company Agreement (the “P3 LLC A&R LLC Agreement”), which sets forth, among other things, the rights and obligations of the members of P3 LLC after the Closing.

Sole Manager. Pursuant to the P3 LLC A&R LLC Agreement, P3 is the sole manager of P3 LLC. As the sole manager, P3 is generally able to control all of the day-to-day business affairs and decision-making of P3 LLC without the approval of any member of P3 LLC, unless otherwise stated in the P3 LLC A&R LLC Agreement. As the sole manager of P3 LLC, P3, through its officers and directors, is responsible for all operational and administrative decisions of P3 LLC and the day-to-day management of P3 LLC’s business. Pursuant to the terms of the P3 LLC A&R LLC Agreement, P3 cannot be removed or replaced as the sole manager of P3 LLC except by its resignation, which may be given at any time by written notice to the other members of P3 LLC.

Compensation, Expenses. P3 is not entitled to compensation for its services as the manager of P3 LLC except as expressly provided for in the P3 LLC A&R LLC Agreement. P3 is entitled to reimbursement by P3 LLC for reasonable out-of-pocket expenses incurred on behalf of P3 LLC, including all expenses associated with P3’s being a public company and maintaining its corporate existence.

Distributions. The P3 LLC A&R LLC Agreement requires tax distributions to be made by P3 LLC to its members on a pro rata basis, except to the extent such distributions would render P3 LLC insolvent or are otherwise prohibited by law. Tax distributions are made on a quarterly basis, to each member of P3 LLC, including P3, based on such member’s allocable share of the taxable income of P3 LLC and an assumed tax rate that will be determined by P3, as described below. The assumed tax rate for purposes of determining tax distributions from P3 LLC to its members will be the highest combined federal, state, and local tax rate that may potentially apply to a corporate or individual taxpayer (whichever is higher) resident in New York City, New York, taking into account certain assumptions and without regard to the actual final tax liability of any such member. The P3 LLC A&R LLC Agreement also allows for cash distributions to be made by P3 LLC (subject to P3’s discretion as the sole manager of P3 LLC) to its members on a pro rata basis out of cash available for distribution in accordance with the P3 LLC A&R LLC Agreement. We expect P3 LLC may make distributions out of distributable cash periodically and as necessary to enable us to cover P3’s operating expenses and other obligations, including tax liability and other obligations under the Tax Receivable Agreement, except to the extent such distributions would render P3 LLC insolvent or are otherwise prohibited by law.

Transfer Restrictions. The P3 LLC A&R LLC Agreement generally does not permit transfers of P3 LLC Units by members, except for transfers to permitted transferees, transfers pursuant to the participation right described below and other limited exceptions. The P3 LLC A&R LLC Agreement imposes additional restrictions on transfers (including on exchanges of P3 LLC Units and Class V common stock for Class A common stock) that are necessary or advisable so that P3 LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. In the event of a permitted transfer under the P3 LLC A&R LLC Agreement, the transferring member will be required to simultaneously transfer shares of Class V common stock held by such transferring member to such transferee equal to the number of P3 LLC Units that were transferred to such transferee in such permitted transfer.

The P3 LLC A&R LLC Agreement permits holders of P3 LLC Units to participate in a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Class A common stock that is approved by our board of directors by delivering a participation redemption notice, which shall be effective immediately prior to, and contingent upon, the consummation of such transaction.

Permitted transferees of P3 LLC Units will be required to assume all of the obligations of a transferring member with respect to the transferred P3 LLC Units by executing a joinder to the P3 LLC A&R LLC Agreement, and such transferee shall be bound by any limitations and obligations under the P3 LLC A&R LLC Agreement.

Maintenance of One-to-One Ratios. The P3 LLC A&R LLC Agreement includes provisions intended to ensure that P3 at all times maintains (i) a one-to-one ratio between the number of P3 LLC Units owned, directly or indirectly, by P3 and the aggregate number of shares of Class A common stock issued and outstanding, and (ii) a one-to-one ratio between the aggregate number of P3 LLC Units owned, directly or indirectly, by the members of P3 LLC (other than P3 and its subsidiaries) and the number of shares of Class V common stock issued and outstanding. These ratio requirements disregard (1) shares of Class A common stock issuable under unvested equity incentive awards granted by P3, (2) treasury stock, and (3) preferred stock or other debt or equity securities (including warrants, options or rights) issued by P3 that are convertible into or exercisable or exchangeable for shares of Class A common stock, except to the extent P3 has contributed the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, to the equity capital of P3 LLC.

Excluding certain warrants, options or similar instruments granted pursuant to any equity plan or stock option plan in effect on, or adopted after, the date of the P3 LLC A&R LLC Agreement by P3 LLC or P3, in the event any holder of P3 Warrants exercises a P3 Warrant, then P3 will cause a corresponding exercise of a warrant to purchase P3 LLC Units with similar terms held by P3, such that the number of shares of Class A common stock issued in connection with the exercise of such P3 Warrants will be matched with a corresponding number of P3 LLC Units issued by P3 LLC to P3. In the event that a P3 Warrant is redeemed, P3 LLC will redeem a warrant to purchase P3 LLC Units with similar terms held by P3.

Issuance of P3 LLC Units upon Exercise of Options or Issuance of Other Equity Compensation. The P3 LLC A&R LLC Agreement contemplates the manner in which various types of equity incentive awards will be treated by P3 and P3 LLC.

Dissolution. The P3 LLC A&R LLC Agreement provides that the consent of P3, as the manager of P3 LLC, and members holding a majority of the P3 LLC Units then outstanding (excluding P3 LLC Units held directly or indirectly by P3) will be required to voluntarily dissolve P3 LLC. In addition to a voluntary dissolution, P3 LLC will be dissolved upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (1) first, to pay the expenses of winding up P3 LLC; (2) second, to pay debts, liabilities and obligations owed to creditors of P3 LLC other than members; (3) third, to pay debts, liabilities and obligations owed to the members (other than payments or distributions owed to the members in their capacity as such pursuant to the P3 LLC A&R LLC Agreement); and (4) fourth, to the members pro-rata in accordance with their respective percentage ownership interests in P3 LLC (as determined based on the number of P3 LLC Units held by a member relative to the aggregate number of all outstanding P3 LLC Units).

Confidentiality. Each member of P3 LLC (other than P3) agrees to maintain the confidentiality of P3 LLC’s confidential information. This obligation excludes information (i) that is independently developed by the members without use of or reference to such confidential information, (ii) that is or becomes generally available to the public other than as a direct or indirect result of a disclosure by a member or its affiliates or representatives, (iii) that is or becomes available to a member from a source other than P3, P3 LLC, any of its subsidiaries or their respective representatives, provided that such source is not, and was not, known by such member to be bound by a confidentiality agreement with, or any other confidentiality obligation owed to P3, P3 LLC or any of their respective affiliates or representatives, or (iv) approved for release by written authorization of the Chief Executive Officer, the Chief Financial Officer or the General Counsel of either P3 LLC or P3.

Fiduciary Duties; Indemnification. The P3 LLC A&R LLC Agreement provides (i) that the manager of P3 LLC owes P3 LLC and its members the same fiduciary duties as the manager would owe to a Delaware corporation and its stockholders if such manager were a member of the board of directors of such corporation, and (ii) that the officers of P3 LLC owe P3 LLC and its members duties of the type owed by the officers of a Delaware corporation to such corporation and its stockholders. The P3 LLC A&R LLC Agreement also provides for indemnification to the fullest extent permitted by law of (1) the manager (and its directors, officers, employees and agents), (2) officers, employees and agents of P3 LLC and (3) persons serving at P3 LLC’s request as a manager, officer, director, employee or agent of another entity, in each case, subject to certain exceptions, including in the case of fraud, willful misconduct, knowing violations of law and breaches of representations, warranties or covenants under the P3 LLC A&R LLC Agreement.

P3 LLC Unit Exchange Right. The P3 LLC A&R LLC Agreement provides a redemption right to the members of P3 LLC (other than P3 and its subsidiaries) which entitles them to have their P3 LLC Units redeemed for, at P3’s election, newly-issued shares of Class A common stock on a one-for-one basis, or a cash payment equal to the volume weighted average market price of one share of Class A common stock for each P3 LLC Unit so redeemed. As holders of P3 LLC Units exercise their redemption rights, P3’s economic interest in P3 LLC will be correspondingly increased and the number of shares of Class V common stock outstanding will be correspondingly reduced.

Each member’s (other than P3 and its subsidiaries) redemption rights are subject to certain customary limitations, including the expiration of any contractual lock-up period relating to the shares of Class A common stock that may be applicable to such member, and may be conditioned on the closing of an underwritten distribution of the shares of Class A common stock that may be issued in connection with such proposed redemption.

Whether by redemption or exchange, P3 is obligated to ensure that at all times the number of P3 LLC Units that P3 owns equals the number of outstanding shares of Class A common stock (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).

Amendments. In addition to certain other requirements, P3’s prior written consent, as manager, and the prior written consent of members holding a majority of the P3 LLC Units then outstanding and entitled to vote (excluding P3 LLC Units held directly or indirectly by P3) will generally be required to amend or modify the P3 LLC A&R LLC Agreement.

Tax Receivable Agreement

In connection with the Business Combinations, we entered into the Tax Receivable Agreement (the “TRA”) with certain of the P3 Equityholders and P3 LLC. The TRA provides for the payment by us to the P3 Equityholders of 85% of the amount of tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of the transactions described above, including tax benefits attributable to payments made under the TRA (such as deductions attributable to imputed interest deemed paid pursuant to the TRA). P3 LLC has in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange of P3 LLC Units for shares of Class A common stock or cash occurs. These TRA payments are not conditioned upon any continued ownership interest in either P3 LLC or us by the P3 Equityholders. The rights of the P3 Equityholders under the TRA are assignable to transferees, including transferees of the P3 LLC Units (other than us or P3 LLC as transferee pursuant to subsequent redemptions or exchanges of the transferred P3 LLC Units). We expect to benefit from the remaining 15% of tax benefits, if any, that we may actually realize.

Pursuant to our election under Section 754 of the Code, we expect to obtain an increase in our share of the tax basis in the net assets of P3 LLC when its units are redeemed or exchanged. We intend to treat any redemptions and exchanges of P3 LLC units as direct purchases of the units for U.S. federal income tax purposes. These increases in tax basis may reduce the amounts that we would otherwise pay in the future to various tax authorities. They may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent the tax basis is allocated to those capital assets.

As non-controlling interest holders exercise their right to exchange their units in P3 LLC, a TRA liability may be recorded based on 85% of the estimated future tax benefits that the Company may realize as a result of increases in the tax basis of P3 LLC. The amount of the increase in the tax basis, the related estimated tax benefits, and the related TRA liability to be recorded will depend on the price of the Company’s Class A common stock at the time of the relevant redemption or exchange.

The actual Basis Adjustments, as well as any amounts paid to the P3 Equityholders under the TRA, varies depending on a number of factors, including:

●
the price of shares of Class A common stock in connection at the time of redemptions or exchanges—the Basis Adjustments, as well as any related increase in any tax deductions, are directly related to the price of shares of Class A common stock at the time of each redemption or exchange;

●
the timing of any subsequent redemptions or exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of P3 LLC at the time of each redemption or exchange or distribution (or deemed distribution);

●
the extent to which such redemptions or exchanges are taxable—if a redemption or exchange is not taxable for any reason, the Basis Adjustments, as well as any related increase in tax deductions, relating to such redemption or exchange will not be available; and

●
the amount and timing of our income—the TRA generally requires us to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the TRA. If we do not have taxable income, we generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the TRA for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in previous or future taxable years. The utilization of any such tax attributes generally will result in payments under the TRA.

Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations, or other changes in control, may influence the timing and amount of payments that are received by the P3 Equityholders under the TRA. For example, the earlier disposition of assets following a transaction that results in a Basis Adjustment will generally accelerate payments under the TRA and increase the present value of such payments.

For purposes of the TRA, cash savings in income tax are computed by comparing our actual income tax liability (subject to certain assumptions relating to state and local income taxes) to the amount of such taxes that we would have been required to pay had there been no Basis Adjustments and had the TRA not been entered into. The TRA generally applies to each of our taxable years, beginning with the first taxable year ending after the Business Combinations. There is no maximum term for the TRA; however, the TRA may be voluntarily terminated by us pursuant to an early termination procedure and shall be terminated upon the occurrence of certain mergers, asset sales, other forms of business combinations, or other changes of control or our material breach of our material obligations under the TRA under certain circumstances, and in each case we will be obligated to pay the P3 Equityholders an agreed upon amount equal to the estimated present value of the remaining payments to be made under the agreement (calculated based on certain assumptions, including regarding tax rates and utilization of the Basis Adjustments). However, our ability to make such payment may be subject to various limitations and restrictions, such as restrictions on distributions that would either violate any contract or agreement to which we or P3 LLC are then a party, or any applicable law.

The payment obligations under the TRA are our obligations and not of P3 LLC. Although the actual timing and amount of any payments that may be made under the TRA will vary, we expect that the payments that we may be required to make to the P3 Equityholders will be substantial. Any payments made by us to the P3 Equityholders under the TRA will generally reduce the amount of cash that might have otherwise been available to us. To the extent that we are unable to make payments under the TRA for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Our failure to make any payment required under the TRA (including any accrued and unpaid interest) within 90 calendar days of the date on which the payment is required to be made will constitute a material breach of a material obligation under the TRA, which will generally terminate the TRA and accelerate payments thereunder, unless the applicable payment is not made because (i) we are prohibited from making such payment under the terms of the TRA or the terms governing certain of our indebtedness or (ii) we do not have, and despite using commercially reasonable efforts cannot obtain, sufficient funds to make such payment.

The TRA provides that if (i) we materially breach any of our material obligations under the TRA, (ii) certain mergers, asset sales, other forms of business combinations, or other changes of control were to occur, or (iii) we elect an early termination of the TRA, then our obligations, or our successor’s obligations, under the TRA would accelerate and become due and payable, based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the TRA, and an assumption that, as of the effective date of the acceleration, any P3 Equityholder that has P3 LLC Units that have not been exchanged is deemed to have exchanged such P3 LLC Units for the fair market value of the shares of Class A common stock or the amount of cash that would be received by such P3 Equityholder had such P3 LLC Units actually been exchanged on such date, whichever is lower. However, as noted above, our ability to make such payments may be limited by restrictions on distributions that would either violate any contract or agreement to which we or P3 LLC are then a party, or any applicable law.

As a result of the foregoing, we would be required to make an immediate cash payment equal to the estimated present value (calculated based on a discount rate equal to 10%) of the anticipated future tax benefits that are the subject of the TRA based on certain assumptions, which payment may be made significantly in advance of the actual realization, if any, of those future tax benefits and, therefore, we could be required to make cash payments to the P3 Equityholders that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the TRA. In these situations, our obligations under the TRA could have a material adverse effect on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations, or other changes of control. We cannot assure that we will be able to finance our obligations under the TRA or that we will be able to make the immediate cash payment described above to the extent our or P3 LLC’s ability to make such payment is restricted as described above.

Payments under the TRA are based on the tax reporting positions that we determine, and the IRS or another tax authority may challenge all or part of the Basis Adjustments, as well as other related tax positions we take, and a court could sustain any such challenge. If the outcome of any such challenge to any Basis Adjustments or the deduction of imputed interest deemed paid pursuant to the TRA would reasonably be expected to materially affect a recipient’s payments under the TRA, then we will not be permitted to settle or to fail to contest such challenge without the consent (not to be unreasonably withheld or delayed) of each P3 Equityholder, and any such restrictions will apply for as long as the TRA remains in effect. We will not be reimbursed for any cash payments previously made to the P3 Equityholders pursuant to the TRA if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and ultimately disallowed. Instead, in such circumstances, any excess cash payments made by us to the P3 Equityholders will be netted against any future cash payments that we might otherwise be required to make under the terms of the TRA. However, we might not determine that we have effectively made an excess cash payment to the P3 Equityholders for a number of years following the initial time of such payment. As a result, it is possible that we could make cash payments under the TRA that are substantially greater than our actual cash tax savings.

Payments are generally due under the TRA within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Any late payments that may be made under the TRA will continue to accrue interest at LIBOR (or alternate replacement rate) plus 500 basis points until such payments are made, including any late payments that we may subsequently make because we did not have enough available cash to satisfy our payment obligations at the time at which they originally arose or were prohibited from making such payments under the terms governing certain of our indebtedness (although such payments are not considered late payments and therefore would accrue interest at the lower interest if we make such payments promptly after such limitations are removed). Subject to certain exceptions as noted above, our failure to make any payment required under the TRA (including any accrued and unpaid interest) within 90 calendar days of the date on which the payment is required to be made will constitute a material breach of a material obligation under the TRA under certain circumstances, in which case, the TRA will terminate and future payments thereunder will be accelerated, as noted above.

Registration Rights and Lock-Up Agreement

At the Closing, the Sponsors, the Blocker Sellers, certain P3 Equityholders, Brian Gamache, John Svoboda and Robert Zimmerman (collectively, the “Holders”) and Foresight entered into the Registration Rights and Lock-Up Agreement. The Registration Rights and Lock-Up Agreement (i) amends, restates and replaces the registration rights agreement entered into by Foresight with the Sponsors, Brian Gamache, John Svoboda and Robert Zimmerman on February 9, 2021, and (ii) provides registration rights to the Holders pursuant to which P3 will be required to file a shelf registration statement to register the resale shares of Class A common stock or any other equity security held by the Holders upon the Closing, including the shares of Class A common stock issuable upon the future redemption of P3 LLC Units and shares of Class V common stock by such Holders and the Private Placement Units (including the Foresight Warrants and Class A common stock included therein and the Class A common stock issuable upon exercise of the Foresight Warrants included therein), in each case held by them upon the Closing (collectively, “Registrable Securities”).

In addition, subject to certain requirements and customary conditions, the Holders may demand, at any time or from time to time, that Foresight file a shelf registration statement on Form S-3, or if Form S-3 is not available, a Form S-1 to register the Registrable Securities held by such Holders. The Registration Rights and Lock-Up Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Except as set forth in the Registration Rights and Lock-Up Agreement, P3 is required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commissions on the sale of Registrable Securities, brokerage fees, underwriter marketing costs and, except as specified in the Registration Rights and Lock-Up Agreement, the fees and expenses of counsel to holders of Registrable Securities. The Registration Rights and Lock-Up Agreement also includes customary provisions regarding indemnification and contribution.

P3 Transactions

Relationship with Chicago Pacific Founders

Chicago Pacific Founders, a private equity fund focused exclusively on healthcare services and senior living, owns approximately 49.99% of our Class A common stock and Class V common stock.  Two members of our Board, Mary Tolan and Lawrence B. Leisure, serve as Managing Partners of Chicago Pacific Founders, and one member of our Board, Greg Kazarian, serves as an Operating Partner of Chicago Pacific Founders. The following are related party transactions that we have entered into with Chicago Pacific Founders or its affiliates, all of which were approved by a committee of our independent, disinterested directors:

Atrio Health Plans

In 2019, Chicago Pacific Founders, a P3 Equityholder, made an equity investment in Atrio Holding Company, LLC (“Atrio Holdings”). Atrio Health Plans, Inc. (“Atrio”) is a wholly owned subsidiary of Atrio Holdings. Beginning in 2020, we entered into a Full-Risk capitation agreement with Atrio pursuant to which we are delegated to perform services on behalf of Atrio’s members assigned to P3, including provider network credentialing, patient authorizations and medical management (care management, quality management and utilization management). In 2024, we earned capitation revenue from Atrio assigned members of $303.6 million and management fees of $4.3 million, and paid claims of $345.6 million for Atrio assigned members. In 2023, we earned capitation revenue from Atrio assigned members of $192.6 million and management fees of $2.7 million, and paid claims of $197.6 million for Atrio assigned members.

December 2022 Promissory Note and Warrant Issuance

On December 13, 2022, P3 LLC entered into a financing transaction with VBC Growth SPV LLC (“VBC”), consisting of the issuance of an unsecured promissory note to VBC (the “VBC Promissory Note”), which provided for funding to us of up to $40.0 million, and the issuance of warrants to VBC to purchase 429,180 shares of our Class A common stock (which amount does not reflect the Reverse Stock Split). VBC is a Delaware limited liability company managed by Chicago Pacific Founders GP, L.P., an affiliate of Chicago Pacific Founders. The members of VBC include Greg Wasson and Mark Thierer, each of whom serves on our Board, Sherif Abdou, M.D., our former Chief Executive Officer and director, and Amir Bacchus, M.D., our Chief Medical Officer and director. Mary Tolan, Lawrence B. Leisure and Greg Kazarian, each of whom serves on our Board, hold interests in Chicago Pacific Founders, GP, L.P.

March 2023 Private Placement (Numbers of securities and prices per share or unit in this section do not reflect the Reverse Stock Split)

On March 30, 2023, we entered into a Securities Purchase Agreement with the purchasers named therein pursuant to which, on April 6, 2023, we issued 79,912,635 units (the “Units”) at a price of $1.1180 per unit for institutional investors, and a purchase price of $1.1938 per unit for employees and consultants. Each Unit consists of one share of Class A common stock, and 0.75 of a warrant to purchase one share of common stock at an exercise price of $1.13. Certain institutional investors elected to receive pre-funded warrants to purchase Class A common stock in lieu of a portion of their Class A common stock. In total, we sold (i) an aggregate of 69,157,145 shares of Class A common stock (the “2023 Shares”), (ii) warrants to purchase an aggregate of 59,934,479 shares of Class A common stock (the “2023 Common Warrants”), and (iii) pre-funded warrants to purchase an aggregate of 10,755,490 shares of Class A common stock (the “2023 Pre-Funded Warrants” and, together with the 2023 Common Warrants, the “2023 Warrants”), to the Purchasers for aggregate gross proceeds of approximately $89.5 million (collectively, the “March 2023 Private Placement”). Each 2023 Common Warrant has an exercise price per share of Common Stock equal to $1.13 per share. Each 2023 Pre-Funded Warrant has an exercise price per share of Common Stock equal to $0.0001 per share.

Entities affiliated with Chicago Pacific Founders purchased an aggregate of 52,751,725 shares of Class A common stock, 10,755,490 2023 Pre-Funded Warrants and 47,630,413 2023 Common Warrants for aggregate gross proceeds of approximately $71 million. Chicago Pacific Founders may not exercise any portion of any 2023 Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Class A common stock beneficially owned by Chicago Pacific Founders (together with its affiliates) to exceed 49.99% of the number of shares of Class A common stock and Class V common stock issued and outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the 2023 Warrants. As a result, Chicago Pacific Founders’ ownership of shares does not represent more than 49.99% of the aggregate voting power of our Class A common stock and Class V common stock.

Amir Bacchus, M.D., our Chief Medical Officer and a director, and Charlee Co LLC, an entity of which Dr. Bacchus is the managing member, purchased 1,005,193 Units and 251,298 Units, respectively, in the March 2023 Private Placement at a purchase price of approximately $1.1938 per Unit.

March 2023 Registration Rights Agreement

On April 6, 2023, in connection with the March 2023 Private Placement, we entered into a Registration Rights Agreement (the “March 2023 Registration Rights Agreement”) with the purchasers pursuant to which we agreed to prepare and file a registration statement with the SEC within 30 days after the closing of the March 2023 Private Placement for purposes of registering the resale of the shares of Class A common stock issued and the shares of Class A common stock issuable upon exercise of the 2023 Warrants. We agreed to use our reasonable best efforts to cause this registration statement to be declared effective by the SEC within 120 days after the date thereof. The March 2023 Registration Rights Agreement also contains certain shelf takedown and piggyback rights. We also agreed, among other things, to indemnify the purchasers, their officers, directors, members, employees and agents, successors and assigns under the registration statement from certain liabilities and to pay all fees and expenses incident to our obligations under the March 2023 Registration Rights Agreement.

Chicago Pacific Letter Agreement

On April 6, 2023, in connection with the March 2023 Private Placement, we entered into a letter agreement (the “CPF Letter Agreement”) with Chicago Pacific Founders GP, L.P., a Delaware limited partnership (“CPF GP I”), CPF GP III (on behalf of the funds of which CPF GP I is the general partner, certain funds of which CPF GP III is the general partner) and/or certain of their affiliated entities and funds (collectively, the “CPF Parties”). Pursuant to the CPF Letter Agreement, (i) for as long as the CPF Parties own 40% of our outstanding Class A common stock, Chicago Pacific Founders will be entitled to designate one additional independent member of our Board, who must be independent and satisfy all applicable requirements regarding service as a director under applicable law and SEC and stock exchange rules, (ii) for as long as the CPF Parties own 40% of our outstanding Class A common stock, Chicago Pacific Founders will be entitled to certain information rights and protective provisions, and (iii) subject to the terms of the CPF Letter Agreement, the CPF Parties agreed to a standstill restriction from the date of the closing of the March 2023 Private Placement to June 30, 2024 that limited the ownership of the CPF Parties to 49.99% of our Class A common stock and Class V common stock.

In connection with the May 2024 Private Placement (as defined below), we entered into an amended and restated CPF Letter Agreement pursuant to which the CPF Parties agreed to extend the ownership restriction standstill to July 31, 2025. On December 12, 2024, in connection with the issuance of warrants to VBC 3 (defined below), we entered into a second amended and restated CPF Letter Agreement pursuant to which the CPF Parties agreed to further extend the ownership restriction standstill to January 1, 2026. As of the date of this proxy statement, CPF has not exercised its right to designate an additional independent director under the terms of the CPF Letter Agreement.

March 2024 Promissory Note

On March 22, 2024, P3 LLC entered into a financing transaction with VBC Growth SPV 2, LLC (“VBC 2”) in the form of an unsecured promissory note, which provides for funding to us of up to $25.0 million. VBC 2 is a Delaware limited liability company managed by an affiliate of Chicago Pacific Founders. Mary Tolan, Lawrence Leisure and Greg Kazarian, each of whom serves on our Board, hold interests in such affiliate.

May 2024 Private Placement (Numbers of securities and prices per share or unit in this section do not reflect the Reverse Stock Split)

On May 24, 2024, pursuant to a securities purchase agreement, dated May 22, 2024, with the purchasers named therein, which included certain affiliated entities of Chicago Pacific Founders and institutional investors, we issued approximately 67.4 million units at a price of approximately $0.6270 per unit. Each unit consisted of one share of Class A common stock and a warrant to purchase one share of Class A common stock at an exercise price of $0.5020. Certain institutional investors elected to receive pre-funded warrants to purchase Class A common stock in lieu of a portion of their Class A common stock. In total, we sold (i) an aggregate of 41.6 million shares of Class A common stock, (ii) common warrants to purchase an aggregate of 67.4 million shares of Class A common stock, and (iii) pre-funded warrants to purchase an aggregate of 25.8 million shares of Class A common stock for aggregate proceeds of $39.8 million, net of $2.4 million in offering costs (collectively, the “May 2024 Private Placement”).

November 2024 Asset Sale

On November 30, 2024, we and certain of our subsidiaries entered into an asset purchase agreement with certain entities affiliated with an entity in which Chicago Pacific Founders, our principal stockholder, has an ownership interest (the “Buyers”), which was amended on December 30, 2024, effective as of December 5, 2024 (as amended, the “Florida Asset Purchase Agreement”). Pursuant to the Florida Asset Purchase Agreement, we sold to the Buyers all of the assets, clinical and non-clinical, exclusively or primarily used by our Medicare Advantage-related business operated out of Eagle Park, Florida on a cash-free, debt-free basis for a purchase price of approximately $15.0 million less a $0.3 million working capital adjustment, subject to further adjustment. The asset sale closed on November 30, 2024 simultaneously with the execution of the Florida Asset Purchase Agreement.

December 2024 VBC 1 2024 Loan

On December 12, 2024, we entered into a promissory note (the “VBC 1 2024 Loan”) with VBC providing for funding of up to approximately $38.1 million, the proceeds from which were used to repay in full all principal, interest and other amounts owing under the VBC Promissory Note. In connection with the replacement of the VBC Promissory Note with the VBC 1 2024 Loan, VBC waived the 9.0% back-end facility fee that otherwise would have been payable under the VBC Promissory Note. The VBC 1 2024 Loan has a maturity date of June 30, 2028 and an interest rate that is lower than the VBC Promissory Note by 50 basis points, among other things. The VBC 1 2024 Loan did not include the issuance of warrants. All other terms of the VBC 1 2024 Loan are the same as the terms of the VBC Promissory Note.

December 2024 Promissory Note

On December 12, 2024, P3 LLC entered into a financing transaction with VBC Growth SPV 3, LLC (“VBC 3”), consisting of the issuance of an unsecured promissory note to VBC 3; warrant agreement, pursuant to which we issued warrants to purchase 71.4 million shares of Class A common stock (not reflecting the Reverse Stock Split) at an exercise price of $0.21 per share (not reflecting the Reverse Stock Split) to VBC 3; and a subordination agreement, pursuant to which VBC 3 agreed to subordinate its right of payment under the VBC 3 promissory note to the right of payment and security interests of the lenders under our term loan facility. The VBC 3 promissory note provides for funding of up to $25.0 million. VBC 3 is a Delaware limited liability company managed by an affiliate of Chicago Pacific Founders. Mary Tolan, Lawrence Leisure and Greg Kazarian, each of whom serves on our Board, hold interests in such affiliate.

February 2025 Promissory Note

On February 13, 2025, P3 LLC entered into the 2025 Financing with VBC 4, consisting of the issuance by P3 LLC of the Promissory Note to VBC 4 and the VBC 4 Warrant to purchase 1,428,129 shares (as adjusted for the Reverse Stock Split) of the Company’s Class A common stock at an exercise price of $[        ] per share (as adjusted for the Reverse Stock Split) to VBC 4. For additional information regarding the 2025 Financing, see Proposal 4 above. VBC 4 is a Delaware limited liability company managed by an affiliate of Chicago Pacific Founders. Mary Tolan, Lawrence Leisure and Greg Kazarian, each of whom serves on our Board, hold interests in such affiliate.

For additional information on any of the above related party transactions, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources” and Notes 10, 12 and 19 of the consolidated financial statements included in our 2024 Form 10-K.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 2370 Corporate Circle, Suite 300, Henderson, Nevada 89074 in writing not later than December 29, 2025.

Stockholders intending to present a proposal at the 2026 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting no earlier than February 4, 2026 and no later than March 6, 2026. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 4, 2026, then our Secretary must receive such written notice not later than the 90th day prior to the 2026 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.

Any notice of director nomination submitted to us other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

OUR ANNUAL REPORT ON FORM 10-K

A copy of our 2024 Form 10-K, including financial statements, schedules and amendments thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 10, 2025 without charge upon written request addressed to:

P3 Health Partners Inc.
Attention: General Counsel & Corporate Secretary
2370 Corporate Circle, Suite 300
Henderson, Nevada 89074

A reasonable fee will be charged for copies of exhibits. You also may access our 2024 Form 10-K at ir.p3hp.org. You also may access this proxy statement and our 2024 Annual Report, including our 2024 Form 10-K, at www.proxyvote.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

/s/ Todd M. Smith

Todd M. Smith
Chief Legal and Compliance Officer
Henderson, Nevada
April 28, 2025

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 3, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PIII2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 3, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73980-P31054

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

P3 HEALTH PARTNERS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Sherif Abdou
02) Gregory N. Kazarian
03) Greg Wasson

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V73981-P31054

P3 HEALTH PARTNERS INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 4, 2025, 9:00 A.M. PACIFIC TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of P3 Health Partners Inc. hereby appoint(s) Aric Coffman and Amir Bacchus, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A common stock and/or Class V common stock, as applicable, of P3 Health Partners Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., Pacific Time on Wednesday, June 4, 2025, which will be conducted via live webcast accessible at www.virtualshareholdermeeting.com/PIII2025, and any continuation, postponement or adjournment thereof (the "Annual Meeting").

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the Annual Meeting or any continuation, postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side